UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
RPM INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RPM INTERNATIONAL INC. • 2628 Pearl Road • P.O. Box 777 • Medina, Ohio 44258 • 330-273-5090
Thomas C. Sullivan
     Chairman
August 24, 2006
To RPM International Stockholders:
      I would like to extend a personal invitation for you to join us at this year’s Annual Meeting of RPM Stockholders which will be held at 2:00 p.m., Eastern Daylight Time, Thursday, October 5, 2006, at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio.
      At this year’s Annual Meeting, in addition to voting on the election of four Directors, you will vote on a proposal to adopt the RPM International Inc. 2007 Restricted Stock Plan and the RPM International Inc. 2007 Incentive Compensation Plan. In addition, we look forward to giving you a progress report on the first quarter of our current fiscal year, which will end on August 31. As in the past, there will be an informal discussion of the Company’s activities, during which time your questions and comments will be welcomed.
      We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. Whether or not you expect to attend in person, the return of the enclosed Proxy as soon as possible would be greatly appreciated and will ensure that your shares will be represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your Proxy should you wish to vote in person.
      On behalf of the Directors and management of RPM, I would like to thank you for your continued support and confidence.

Sincerely yours,

Thomas C. Sullivan

2628 PEARL ROAD  •  P.O. BOX 777
MEDINA, OHIO 44258
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
      Notice is Hereby Given that the Annual Meeting of Stockholders of RPM International Inc. will be held at the Holiday Inn Select located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 5, 2006, at 2:00 p.m., Eastern Daylight Time, for the following purposes:

(1)	To elect four Directors in Class II for a three-year term ending in 2009;

(2)	To approve and adopt the RPM International Inc. 2007 Restricted Stock Plan;

(3)	To approve and adopt the RPM International Inc. 2007 Incentive Compensation Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
      Holders of shares of Common Stock of record at the close of business on August 11, 2006 are entitled to receive notice of and to vote at the Annual Meeting.
      By Order of the Board of Directors.

P. Kelly Tompkins
Secretary
August 24, 2006
Please fill in and sign the enclosed Proxy and return the Proxy in the envelope enclosed herewith.

2628 PEARL ROAD  •  P.O. BOX 777
MEDINA, OHIO 44258
PROXY STATEMENT
Mailed on or about August 24, 2006
Annual Meeting of Stockholders to be held on October 5, 2006
       This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of RPM International Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company to be held on October 5, 2006, and any adjournment or postponement thereof. The time, place and purposes of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.
      The accompanying Proxy is solicited by the Board of Directors of the Company. All validly executed Proxies received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting, and the directions contained in such Proxies will be followed in each instance. If no directions are given, the Proxy will be voted (i) FOR the election of the four nominees listed on the Proxy; (ii) FOR the approval and adoption of the RPM International Inc. 2007 Restricted Stock Plan; and (iii) FOR the approval and adoption of the RPM International Inc. 2007 Incentive Compensation Plan.
      Any person giving a Proxy pursuant to this solicitation may revoke it. A stockholder, without affecting any vote previously taken, may revoke a Proxy by giving notice to the Company in writing, in open meeting or by a duly executed Proxy bearing a later date.
      The expense of soliciting Proxies, including the cost of preparing, assembling and mailing the Notice, Proxy Statement and Proxy, will be borne by the Company. The Company may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation of Proxies by mail, the Company’s Directors, officers and employees, without additional compensation, may solicit Proxies by telephone, telegraph, and personal interview.
VOTING RIGHTS
      The record date for determination of stockholders entitled to vote at the Annual Meeting was the close of business on August 11, 2006. On that date, the Company had 118,835,312 shares of Common Stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.
      At the Annual Meeting, in accordance with the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. As provided by the General Corporation Law of the State of Delaware and the Company’s Amended and Restated By-Laws, holders of shares entitling them to exercise a majority of the voting power of the Company, present in person or by proxy at the

Annual Meeting, will constitute a quorum for such meeting. Under applicable Delaware law, if a broker returns a Proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum. The shares represented at the Annual Meeting by Proxies, which are marked, with respect to the election of Directors, “withheld” will be counted as shares present for the purpose of determining whether a quorum is present.
      Nominees for election as Directors receiving the greatest number of votes will be elected Directors. Votes that are withheld or broker non-votes in respect of the election of Directors will not be counted in determining the outcome of the election. The General Corporation Law of the State of Delaware provides that stockholders cannot elect Directors by cumulative voting unless a company’s certificate of incorporation so provides. The Company’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting.
      Pursuant to the Company’s Amended and Restated By-Laws, proposals other than the election of Directors and matters brought before the Annual Meeting will be decided, unless otherwise provided by law or by the Amended and Restated Certificate of Incorporation of the Company, by the vote of the holders of a majority of the shares entitled to vote thereon present in person or by proxy at the Annual Meeting. In voting for such other proposals, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the items on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present for purposes of determining whether a proposal has been approved and will have no effect on the outcome of any such proposal.

STOCK OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT
      The following table sets forth the beneficial ownership of shares of Common Stock as of May 31, 2006, unless otherwise indicated, by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director and nominee for election as a Director of the Company, (iii) each executive officer named in the Executive Compensation tables below and (iv) all Directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective Director, nominee for election as a Director, or executive officer, as the case may be. Unless otherwise indicated below, each person named below has sole voting and investment power with respect to the number of shares set forth opposite his or her respective name. The address of each Director nominee, Director and executive officer is 2628 Pearl Road, P.O. Box 777, Medina, Ohio 44258.

	Number of Shares
	of Common Stock	Percentage of
	Beneficially	Shares of
Name of Beneficial Owner	Owned(1)	Common Stock(1)

Capital Research and Management Company(2)	8,410,000	7.08%
Max D. Amstutz(3)	31,243	*
Edward B. Brandon(4)	31,400	*
Bruce A. Carbonari(5)	6,400	*
Paul G. P. Hoogenboom(6)	133,609	.1
James A. Karman(7)	478,444	.4
Robert L. Matejka(8)	155,000	.1
Donald K. Miller(9)	41,400	*
William A. Papenbrock(10)	25,142	*
Charles A. Ratner(11)	2,000	*
Ronald A. Rice(12)	204,862	.2
Frank C. Sullivan(13)	820,237	.7
Thomas C. Sullivan(14)	731,715	.6
William B. Summers, Jr.(15)	14,000	*
Jerry Sue Thornton(16)	24,029	*
P. Kelly Tompkins(17)	230,031	.2
Joseph P. Viviano(18)	18,968	*
All Directors and executive officers as a group (seventeen persons including the directors and executive officers named above)(19)	3,126,762	2.6

*	Less than .1%.

(1)	In accordance with Securities and Exchange Commission (“Commission”) rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding options covering Common Stock, if any, exercisable by such owner within 60 days after May 31, 2006, but no exercise of outstanding options covering Common Stock held by any other person.

(2)	According to a Schedule 13G filed with the Commission on February 10, 2006, Capital Research and Management Company, as of December 30, 2005, has sole voting power over 3,025,000 shares of Common Stock, and sole dispositive power over 8,410,000 shares of Common Stock shown in the table above. Capital Research and Management Company is located at 333 South Hope Street, Los Angeles, California 90071.

(3)	Dr. Amstutz is a Director of the Company.

(4)	Mr. Brandon is a Director of the Company.

(5)	Mr. Carbonari is a Director of the Company.

(6)	Mr. Hoogenboom is an executive officer of the Company. His ownership is comprised of 59,093 shares of Common Stock which he owns directly, 72,500 shares which he has the right to acquire within 60 days of May 31, 2006 through the exercise of stock options, and approximately 1,529 shares held by Wachovia Bank N.A., as trustee of the RPM International Inc. 401(k) Plan which represents Mr. Hoogenboom’s approximate percentage ownership of the total shares held in the RPM International Inc. 401(k) Plan as of May 31, 2006. Mr. Hoogenboom also has a total of 487 stock equivalent units in the Company’s Deferred Compensation Program.

(7)	Mr. Karman is a Director of the Company. Mr. Karman’s ownership is comprised of 98,322 shares of Common Stock which he owns directly, 92,372 shares of Common Stock which are held by a family-owned corporation of which Mr. Karman is an officer and director and 287,750 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2006 through the exercise of stock options. Ownership of the shares held by the family-owned corporation is attributed to Mr. Karman pursuant to Commission rules.

(8)	Mr. Matejka is an executive officer of the Company. Mr. Matejka’s ownership is comprised of 67,413 shares of Common Stock which he owns directly, 86,250 shares which he has the right to acquire within 60 days of May 31, 2006 through the exercise of stock options, and approximately 928 shares held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Matejka’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2006. He also has 409 stock equivalent units in the Company’s Deferred Compensation Program.

(9)	Mr. Miller is a Director of the Company. Mr. Miller’s ownership is comprised of 16,400 shares of Common Stock which he owns directly and 25,000 shares of Common Stock which are held by a family partnership. Ownership of the shares held by the family partnership is attributed to Mr. Miller pursuant to Commission Rules.

(10)	Mr. Papenbrock is a Director of the Company.

(11)	Mr. Ratner is a Director of the Company.

(12)	Mr. Rice is an executive officer of the Company. His ownership is comprised of 70,992 shares of Common Stock which he owns directly, 130,450 shares which he has the right to acquire within 60 days of May 31, 2006 through the exercise of stock options, and approximately 3,420 shares held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Rice’s approximate percentage ownership of the total shares held in the RPM International Inc. 401(k) Plan as of May 31, 2006.

(13)	Mr. Frank C. Sullivan is a Director and an executive officer of the Company. Mr. Sullivan’s ownership is comprised of 336,317 shares of Common Stock which he owns directly, 7,266 shares which he holds as Custodian for his sons, 470,000 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2006 through the exercise of stock options, and approximately 3,155 shares held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Sullivan’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2006. Ownership of the shares held as Custodian for his sons is attributed to Mr. Sullivan pursuant to Commission rules. Mr. Sullivan also has a total of 3,499 stock equivalent units in the Company’s Deferred Compensation Program.

(14)	Mr. Thomas C. Sullivan is Chairman of the Board of Directors of the Company. Mr. Sullivan’s ownership is comprised of 214,352 shares of Common Stock which he owns directly, 17,363 shares which are owned by his wife and 500,000 shares of Common Stock which he has the right to acquire within 60 days of May 31, 2006 through the exercise of stock options. Ownership of the shares of Common Stock held by his wife is attributed to Mr. Sullivan pursuant to Commission rules.

(15)	Mr. Summers is a Director of the Company.

(16)	Dr. Thornton is a Director of the Company. Dr. Thornton has elected to receive her Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2006, Dr. Thornton had approximately 17,629 stock equivalent units in the Deferred Compensation Program.

(17)	Mr. Tompkins is an executive officer of the Company. Mr. Tompkins’s ownership is comprised of 74,963 shares of Common Stock which he owns directly, 151,350 shares which he has the right to acquire within 60 days of May 31, 2006 through the exercise of stock options, and approximately 2,703 shares held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents Mr. Tompkins’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2006. Mr. Tompkins also has a total of 1,015 stock equivalent units in the Company’s Deferred Compensation Program.

(18)	Mr. Viviano is a Director of the Company. Mr. Viviano has elected to receive his Directors’ fees in the form of stock equivalent units in connection with the Company’s Deferred Compensation Program. As of May 31, 2006, Mr. Viviano had approximately 2,568 stock equivalent units in the Deferred Compensation Program.

(19)	The number of shares of Common Stock shown as beneficially owned by the Company’s Directors and executive officers as a group on May 31, 2006 includes 1,812,700 shares which the Company’s Directors and executive officers as a group have the right to acquire within 60 days of said date through the exercise of stock options granted to them under the Company’s stock option plans, and approximately 14,502 shares of Common Stock held by Wachovia Bank, N.A., as trustee of the RPM International Inc. 401(k) Plan, which represents the group’s approximate percentage ownership of the total shares of Common Stock held in the RPM International Inc. 401(k) Plan as of May 31, 2006.

PROPOSAL ONE
ELECTION OF DIRECTORS
      The authorized number of Directors of the Company presently is fixed at twelve, with the Board of Directors divided into three Classes of four Directors each. The term of office of one Class of Directors expires each year, and at each Annual Meeting of Stockholders the successors to the Directors of the Class whose term is expiring at that time are elected to hold office for a term of three years.
      The term of office of Class II of the Board of Directors expires at this year’s Annual Meeting of Stockholders. The term of office of the persons elected Directors in Class II at this year’s Annual Meeting will expire at the time of the Annual Meeting held in 2009. Each Director in Class II will serve until the expiration of that term or until his or her successor shall have been duly elected. The Board of Directors’ nominees for election as Directors in Class II are Bruce A. Carbonari, James A. Karman, Donald K. Miller and Joseph P. Viviano, each of whom currently serves as a Director in Class II.
      The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as Directors of the four nominees unless the stockholder instructs, by marking the appropriate space on the Proxy, that authority to vote is withheld. If any nominee should become unavailable for election (which contingency is not now contemplated or foreseen), it is intended that the shares represented by the Proxy will be voted for such substitute nominee as may be named by the Board of Directors. In no event will the accompanying Proxy be voted for more than four nominees or for persons other than those named below and any such substitute nominee for any of them.

NOMINEES FOR ELECTION

Bruce A. Carbonari, age 50 — Director since 2002
President and Chief Executive Officer, Fortune Brands Home & Hardware LLC, a business unit of Fortune Brands, Inc. specializing in kitchen, bath and related products. Fortune Brands operating units include Moen Incorporated, a producer of residential and commercial plumbing products. Prior to joining the Moen business as President and Chief Operating Officer in 1990, Mr. Carbonari was Executive Vice President and Chief Financial Officer of Stanadyne, Inc., Moen’s parent company at that time. He began his career at PricewaterhouseCoopers prior to joining Stanadyne in 1981. Mr. Carbonari also serves on the board of the Rock and Roll Hall of Fame and Museum.
Shares of Common Stock beneficially owned: 6,400	Nominee to Class II (term expiring in 2009)

James A. Karman, age 69 — Director since 1963
Retired Vice Chairman, RPM International Inc. Mr. Karman holds a B.S. degree from Miami University (Ohio) and an M.B.A. degree from the University of Wisconsin. Mr. Karman taught corporate finance at the University of Wisconsin and was an Investment Manager at The Union Bank & Trust Company, Grand Rapids, Michigan, prior to joining RPM. From October 1973 through September 1978, Mr. Karman served as our Executive Vice President, Secretary and Treasurer and, prior to that time, as Vice President — Finance and Treasurer. From September 1978 to August 1999, he served as our President and Chief Operating Officer. Mr. Karman also served as Chief Financial Officer from October 1982 to October 1993, and again from June 2001 to October 2001. He was Vice Chairman from 1999 to 2002. Mr. Karman is a Director of A. Schulman, Inc.

Shares of Common Stock beneficially owned: 478,444	Nominee to Class II (term expiring in 2009)

Donald K. Miller, age 74 — Director since 1972
Chairman of Axiom International Investors LLC, an international equity asset management firm, since 1999. From 1986 to 1996, Mr. Miller was Chairman of Greylock Financial Inc., a venture capital firm. Formerly, Mr. Miller served as Chairman and CEO of Thomson Advisory Group L.P. (“Thomson”), a money management firm, from November 1990 to March 1993 and Vice Chairman from April 1993 to November 1994 when Thomson became PIMCO Advisors L.P. Mr. Miller served as Director of PIMCO Advisors, L.P. from November 1994 to December 1997. Mr. Miller is a Director of Layne Christensen Company, a successor corporation to Christensen Boyles Corporation, a supplier of mining products and services, where Mr. Miller served as Chairman from January 1987 through December 1995. Mr. Miller received his B.S. degree from Cornell University and his M.B.A. degree from Harvard University Graduate School of Business Administration.

Shares of Common Stock beneficially owned: 41,400	Nominee to Class II (term expiring in 2009)

Joseph P. Viviano, age 68 — Director since 2001
Retired Vice Chairman of Hershey Foods, a manufacturer, distributor and marketer of consumer food products. Prior to his retirement, Mr. Viviano served as the Vice Chairman of Hershey Foods from 1999 to March 2000, and as its President and Chief Operating Officer from 1994 to March 1999. Mr. Viviano is also a Director of Chesapeake Corporation, Harsco Corporation and Reynolds American Inc.

Shares of Common Stock beneficially owned: 18,968*	Nominee to Class II (term expiring in 2009)

*	Effective June 1, 2005, Mr. Viviano has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of his Directors’ fees in the form of stock equivalent units. As of May 31, 2006, Mr. Viviano had approximately 2,568 stock equivalent units in the Deferred Compensation Program.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER ANNUAL MEETING

Edward B. Brandon, age 74 — Director since 1989
Retired Chairman and Chief Executive Officer, National City Corporation. Mr. Brandon received his B.S. degree in economics from Northwestern University and his M.B.A. degree from Wharton School of Banking and Finance. He joined National City Bank in 1956. Mr. Brandon served as President of National City Corporation and President and Chief Executive Officer of National City Bank prior to his election as Chairman in September 1987, and served as Chief Executive Officer of National City Bank until April 1989. Mr. Brandon also served as Chief Executive Officer of National City Corporation from September 1987 until July 1995. Mr. Brandon retired from National City Corporation in October 1995.

Shares of Common Stock beneficially owned: 31,400	Director in Class I (term expiring in 2007)

William A. Papenbrock, age 67 — Director since 1972
Retired Partner, Calfee, Halter & Griswold LLP, Attorneys-at-law. Mr. Papenbrock received his B.S. degree in Business Administration from Miami University (Ohio) and his LL.B. degree from Case Western Reserve Law School. After serving one year as the law clerk to Chief Justice Taft of the Ohio Supreme Court, Mr. Papenbrock joined Calfee, Halter & Griswold LLP as an attorney in 1964. He became a partner of the firm in 1969 and is the past Vice Chairman of the firm’s Executive Committee. Calfee, Halter & Griswold LLP serves as counsel to the Company.

Shares of Common Stock beneficially owned: 25,142	Director in Class I (term expiring in 2007)

Frank C. Sullivan, age 45 — Director since 1995
President and Chief Executive Officer, RPM International Inc. Mr. Frank C. Sullivan entered the University of North Carolina as a Morehead Scholar and received his B.A. degree in 1983. From 1983 to 1986, Mr. Sullivan held various commercial lending and corporate finance positions at Harris Bank and First Union National Bank prior to joining RPM as a Technical Service Representative from 1987 to 1988 and as Regional Sales Manager from 1988 to 1989 at RPM’s AGR Company joint venture. In 1989, he became the Company’s Director of Corporate Development. He became a Vice President of the Company in 1991, Chief Financial Officer in 1993, Executive Vice President in 1995, President in 1999, Chief Operating Officer in 2001 and was elected Chief Executive Officer in October 2002. Mr. Sullivan serves on the boards of The Timken Company, The Cleveland Foundation, the Greater Cleveland Chapter of the American Red Cross, the Cleveland Clinic Foundation’s Digestive Disease Center Leadership Board, the Rock and Roll Hall of Fame and Museum, the Greater Cleveland Partnership and Ohio Business Roundtable. Frank C. Sullivan is the son of Thomas C. Sullivan.

Shares of Common Stock beneficially owned: 820,237	Director in Class I (term expiring in 2007)

Thomas C. Sullivan, age 69 — Director since 1963
Chairman, RPM International Inc. Mr. Thomas C. Sullivan received his B.S. degree in Business Administration from Miami University (Ohio). He joined RPM as a Divisional Sales Manager in 1961 and was elected Vice President in 1967. He became Executive Vice President in 1969, and in 1971 Mr. Sullivan was elected Chairman of the Board. He also served as President from 1970 to 1978 and Chief Executive Officer from 1971 to 2002. Mr. Sullivan is a Director of Agilysys, Inc. and Kaydon Corporation.

Shares of Common Stock beneficially owned: 731,715	Director in Class I (term expiring in 2007)

Dr. Max D. Amstutz, age 77 — Director since 1995
Director, Finter Bank Zurich, Switzerland since 1994 (interim Chairman from 2001 to 2003). Dr. Amstutz served as Director and Chairman of the Audit Committee of Precious Woods Holding Ltd., Switzerland from 1993 to 2005. From 1998 to 2002, Dr. Amstutz was the Chairman of SGS-Societe Generale de Surveillance Holding S.A., Geneva Switzerland, a world leader in verification, testing and certification. From 1970 to 1994, Dr. Amstutz was Managing Director of Holderbank Financiere Glaris Ltd., a world leader in cement. From 1994 to 2000, Dr. Amstutz was Chairman and Chief Executive Officer of Von Roll Holding Ltd., a designer and manufacturer of environmental technology products, electrotechnical and industrial insulation systems and industrial metal specialties, and from 1986 to 1999, was Vice Chairman of Alusuisse — Lonza Holding Ltd., a conglomerate of chemical, aluminum and packaging firms. Dr. Amstutz received his degree in Business Administration and a Doctorate of Economics from the University of Berne, Switzerland.

Shares of Common Stock beneficially owned: 31,243	Director in Class III (term expiring in 2008)

Charles A. Ratner, age 65 — Director since 2005
Chief Executive Officer and President of Forest City Enterprises (FCE), since 1995 and 1993, respectively. Mr. Ratner serves as a Director of FCE and American Greetings Corporation. Mr. Ratner participates as a director and trustee of civic and charitable organizations, including the Mandel Associated Foundations, David and Inez Myers Foundation, University Hospitals of Cleveland, The Musical Arts Association, Greater Cleveland Partnership, the National Association of Real Estate Investment Trusts and the Jewish Community Federation.

Shares of Common Stock beneficially owned: 2,000	Director in Class III (term expiring in 2008)

William B. Summers, Jr., age 56 — Director since 2004
Retired Chairman of McDonald Investments Inc., an investment banking and securities firm and a subsidiary of KeyCorp. Prior to his retirement, Mr. Summers served as Chairman of McDonald Investments Inc. from 2000 to June 2006, and as its Chief Executive Officer from 1994 to 2000. From 1998 until 2000, Mr. Summers served as the Chairman of Key Capital Partners and an Executive Vice President of KeyCorp. Mr. Summers is a Director of Developers Diversified Realty Corporation and Greatbatch, Inc. and a member of the Advisory Boards of Molded Fiber Glass Companies and Dix & Eaton Inc.

Shares of Common Stock beneficially owned: 14,000	Director in Class III (term expiring in 2008)

Dr. Jerry Sue Thornton, age 59 — Director since 1999
President of Cuyahoga Community College since 1992. From 1985 to 1992, Dr. Thornton served as President of Lakewood Community College in White Bear Lake, Minnesota. She received her Ph.D. from the University of Texas at Austin and her M.A. and B.A. from Murray State University. Dr. Thornton is also a Director of National City Corporation, American Greetings Corporation, American Family Insurance and Applied Industrial Technologies, Inc. Dr. Thornton is also a board member of United Way of Cleveland, Greater Cleveland Partnership and the Rock and Roll Hall of Fame and Museum — Cleveland and New York.

Shares of Common Stock beneficially owned: 24,029*	Director in Class III (term expiring in 2008)

*	Dr. Thornton has elected to participate in the Company’s Deferred Compensation Program, and is deferring the payment of her Directors’ fees in the form of stock equivalent units. As of May 31, 2006, Dr. Thornton had approximately 17,629 stock equivalent units in the Deferred Compensation Program.

INFORMATION REGARDING MEETINGS AND COMMITTEES
OF THE BOARD OF DIRECTORS
      The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The Executive Committee exercises the power and authority of the Board in the interim period between Board meetings. The functions of each of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are governed by charters that have been adopted by the Board of Directors. The Board of Directors also has adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities, and a Code of Business Conduct and Ethics that applies to the Company’s Directors, officers, and employees.
      The charters of the Audit Committee, Compensation Committee and Governance and Nominating Committee and the Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at www.rpminc.com and in print to any stockholder who requests a copy. Requests for copies should be directed to Manager of Investor Relations, RPM International Inc., P.O. Box 777, Medina, Ohio 44258. The Company intends to disclose any amendments to the Code of Business Conduct and Ethics, and any waiver of the Code of Business Conduct and Ethics granted to any Director or executive officer of the Company, on the Company’s website. As of the date of this Proxy Statement, there have been no such waivers.
Board Independence
      The Company’s Corporate Governance Guidelines and the NYSE listing standards provide that at least a majority of the members of the Board of Directors must be independent, i.e., free of any material relationship with the Company, other than his or her relationship as a Director or Board Committee member. A Director is not independent if he or she fails to satisfy the standards for independence under the NYSE listing standards, the rules of the Securities and Exchange Commission, and any other applicable laws, rules and regulations. Pursuant to the NYSE listing standards, the Board has adopted categorical standards (the “Categorical Standards”), which it revised effective April 20, 2005 in light of amendments to the NYSE listing standards, to assist it in making independence determinations. The Categorical Standards specify the criteria by which the independence of the Directors will be determined and meet or exceed the independence requirements set forth in the NYSE listing standards. The Categorical Standards are available on the Company’s website at www.rpminc.com.
      The Board of Directors, after a review of all relevant facts and circumstances, has affirmatively determined that each of Dr. Max D. Amstutz, Charles A. Ratner, William B. Summers, Jr., Dr. Jerry Sue Thornton, Bruce A. Carbonari, Donald K. Miller, Joseph P. Viviano, Edward B. Brandon and William A. Papenbrock is free from any material relationship with the Company pursuant to the Categorical Standards and is independent. Messrs. Frank C. Sullivan, Thomas C. Sullivan and James A. Karman are not independent pursuant to the NYSE listing standards.
Audit Committee
      The Audit Committee assists the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor, and prepares the report of the Audit Committee. The specific functions and responsibilities of the Audit Committee are set forth in the Audit Committee Charter which is available on the Company’s website.
      The Board has determined that each member of the Audit Committee is financially literate and satisfies the current independence standards of the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934. The Board has also determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. As an audit committee financial expert, each of the members of the Audit Committee also satisfies the NYSE accounting and financial management expertise requirements. The Board has also determined that William A. Papenbrock, an alternate member of the Audit Committee, is financially literate, but does not qualify as an audit committee financial expert.
Compensation Committee
      The Compensation Committee assists the Board of Directors in discharging its oversight responsibilities relating to, among other things, executive compensation, equity and incentive compensation plans, management succession planning and producing the Compensation Committee Report. The Compensation Committee administers the Company’s Stock Option Plans, Incentive Compensation Plan, Restricted Stock Plan, the 2002 Performance Accelerated Restricted Stock Plan, the 2003 Restricted Stock Plan for Directors and the 2004 Omnibus Equity and Incentive Plan. The Compensation Committee reviews and determines the salary and bonus compensation of the Chief Executive Officer, as well as reviews and recommends to the Board of Directors for its approval the compensation of the other executive officers of the Company. Each of the members of the Compensation Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.
Governance and Nominating Committee
      The Governance and Nominating Committee reports to the Board on all matters relating to corporate governance of the Company, including the development and recommendation to the Board of a set of corporate governance principals applicable to the Company, selection, qualification and nomination of the members of the Board and nominees to the Board, and administration of the Board’s evaluation process. Each of the members of the Governance and Nominating Committee is independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines.
      In identifying and considering possible candidates for election as a Director, the Governance and Nominating Committee, after consultation with the Board and the Chief Executive Officer, will consider all relevant factors and will be guided by the following principles: (1) each Director should be an individual of the highest character and integrity; (2) each Director shall have demonstrated exceptional ability and judgment and should have substantial experience which is of particular relevance to the Company; (3) each Director should have sufficient time available to devote to the affairs of the Company; and (4) each Director should represent the best interests of the stockholders as a whole rather than special interest groups. This evaluation is performed in light of the Governance and Nominating Committee’s views as to the needs of the Board and the Company as well as what skill set and other characteristics would most complement those of the current Directors.
      The Governance and Nominating Committee will consider potential candidates recommended by stockholders, current Directors, Company officers, employees and others. The Governance and Nominating Committee will use the above enumerated factors to consider potential candidates regardless of the source of the recommendation. Stockholder recommendations for director nominations may be submitted to the Secretary of the Company at P.O. Box 777, Medina, Ohio 44258, and they will be forwarded to the Governance and Nominating Committee for consideration, provided such recommendations are accompanied by sufficient information to permit the Governance and Nominating Committee to evaluate the qualifications and experience of the nominees. Recommendations should include, at a minimum, the following:

•	the name, age, business address and residence address of the proposed nominee;

•	the principal occupation or employment of the proposed nominee;

•	the number of shares of Common Stock of the Company which are beneficially owned by such candidate;

•	a description of all arrangements or understandings between the stockholder(s) making such nomination and each candidate and any other person or persons (naming such person or persons) pursuant to which nominations are to be made by the stockholder;

•	detailed biographical data and qualifications and information regarding any relationships between the candidate and the Company within the past three years;

•	any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

•	any other information the stockholder believes is relevant concerning the proposed nominee;

•	a written consent of the proposed nominee(s) to being named as a nominee and to serve as a director if elected;

•	whether the proposed nominee is going to be nominated at the Annual Meeting of Stockholders or is only being provided for consideration by the Governance and Nominating Committee;

•	the name and record address of the stockholder who is submitting the notice;

•	the number of shares of Common Stock which are owned of record or beneficially by the stockholder who is submitting the notice and the date such shares were acquired by the stockholder and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; and

•	if the stockholder who is submitting the notice intends to nominate the proposed nominee at the Annual Meeting of Stockholders, a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the proposed nominee named in the notice.
Committee Membership
      Set forth below is the current membership of each of the above-described Committees, with the number of meetings held during the fiscal year ended May 31, 2006 in parentheses:

Executive		Compensation	Governance and
Committee (1)	Audit Committee (7)	Committee (3)	Nominating Committee (3)

Frank C. Sullivan	Donald K. Miller	Edward B. Brandon	Joseph P. Viviano
(Chairman)	(Chairman)	(Chairman)	(Chairman)
Edward B. Brandon	Dr. Max D. Amstutz	Charles A. Ratner	Bruce A. Carbonari
Charles A. Ratner	William B. Summers, Jr.	Dr. Jerry Sue Thornton	William A. Papenbrock
Thomas C. Sullivan
Dr. Jerry Sue Thornton
      Under the Company’s Amended and Restated By-Laws, the Board may designate one or more independent directors as alternate members of any Committee, in order to replace any absent or disqualified member at any meetings. The Board has designated Mr. Papenbrock as an alternate member of the Audit and Compensation Committees and Dr. Thornton as an alternate member of the Governance and Nominating Committee. Each alternate member also meets the applicable independence, composition and related requirements of the Securities and Exchange Commission and the NYSE with respect to his or her respective Committees.
Board Meetings
      The Board of Directors held four meetings during the fiscal year ended May 31, 2006. No Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period he or she served as a Director and (ii) the total number of meetings held by Committees of the Board on which the Director served, during the periods that the Director served.
Independent Directors Meetings
      Each of the Directors, other than Frank C. Sullivan, is a non-management Director. Each of the non-management Directors, other than Thomas C. Sullivan and James A. Karman, are independent within the meaning of the NYSE listing standards and the Company’s Corporate Governance Guidelines. These independent Directors meet in executive sessions each year in January, April and July. For the coming year, the presiding Director for the January, April and July meetings will be Joseph P. Viviano, Edward B. Brandon, and Donald K. Miller, respectively.
Communications with the Board
      Stockholders and other interested persons may communicate with the non-management Directors as a group or any chair of a Board Committee. Such communications may be confidential or anonymous, if so designated, and may be submitted in writing to Board of Directors Communications c/o General Counsel, RPM International Inc., P.O. Box 777, Medina, Ohio 44258 or by email to directors@rpminc.com. Unless specifically directed to one of the Committee chairs, communications will be forwarded to the presiding Director for the next scheduled meeting of independent Directors.
      All communications received in accordance with these procedures will be reviewed initially by the RPM legal department, who will relay all such communications (or a summary thereof) to the appropriate Director or Directors unless he or she determines that such communication:

•	Does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its Committees; or

•	Relates to routine or insignificant matters that do not warrant the attention of the Board of Directors.
      In the alternative to the procedures outlined above, any stockholder or interested party may report any suspected accounting or financial misconduct confidentially through our compliance hotline. Information regarding our compliance hotline is available on our website, www.rpminc.com.
Attendance at Annual Meetings of Stockholders
      It is a policy of the Board that all its members attend the Annual Meeting of Stockholders absent exceptional cause. All of the Directors who were at that time members of the Board were present at the October 2005 Annual Meeting.
Director Compensation
      During the 2006 fiscal year, Directors who were not employees of or consultants to the Company received a quarterly fee of $8,000 and an additional $1,000 for each Board and Committee meeting attended. The Chair of the Audit Committee receives an additional quarterly fee of $3,000. The Chair of each of the Compensation Committee and the Governance and Nominating Committee receives an additional quarterly fee of $1,500. William A. Papenbrock attends all Committee meetings as acting secretary of each Committee, and as such he receives the same $1,000 fee per meeting attended as the members of the Committees. A non-employee or non-consultant Director who is not a member of a particular committee but who attends a committee meeting at the invitation or request of the Chief Executive Officer or the Chairman of the Committee receives $1,000 for attending the meeting in its entirety.
      In order to create an appropriate compensation program for Directors and to bring total Board compensation to a competitive level, as well as to enhance the ability of the Company to recruit and retain Directors and further align interests of Directors with interests of stockholders, in October 2003 the Company’s stockholders adopted the 2003 Restricted Stock Plan for Directors that provides for the granting of shares of Common Stock to Directors who are not employees of or consultants to the Company. For fiscal 2006, each Director, other than Frank C. Sullivan and Thomas C. Sullivan, was granted 2,000 shares of restricted Common Stock pursuant to the 2003 Restricted Stock Plan for Directors. Director Albert B. Ratner, who retired during fiscal year 2006, did not receive an award of restricted stock; however, director nominee Charles A. Ratner received an award of 2,000 shares of restricted stock, effective upon his election as a member of the Board of Directors at the Annual Stockholders Meeting on October 7, 2005.
      In July 2006, following a review of a comparison of compensation paid to the Company’s Directors in 2005 to the compensation paid to directors of peer group and other selected companies in the same year, the Compensation Committee concluded that the compensation paid to the Directors of the Company is not competitive with its peer group and other companies. Based on the results of the comparison, the Compensation Committee approved an increase in Director cash and equity compensation which was approved by the Board of Directors in July 2006. As a result, for fiscal year 2007, Directors who are not employees of or consultants to the Company will receive a quarterly fee of $12,500. In addition, the Audit Committee Chair will receive a quarterly fee of $3,750 and the Chair of each of the Compensation and Governance and Nominating Committees will receive a quarterly fee of $1,875. The cash fee for attendance at Board and Committee meetings remains unchanged at $1,000 per meeting. With respect to equity compensation, Directors eligible to participate in the 2003 Plan will be granted an increased number of shares of restricted stock under the 2003 Restricted Stock Plan in an amount approximately equal to the annual director fee of $50,000.
      During fiscal 2006, Mr. Thomas C. Sullivan was a party to a consulting agreement with the Company which provided for the payment by the Company of monthly fees of $42,000 and certain other benefits. For additional details, see “Employment Agreements.”

EXECUTIVE COMPENSATION
      Set forth below is information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended May 31, 2006, 2005 and 2004 of those persons who were, at May 31, 2006: (i) the Chief Executive Officer; and (ii) the other four most highly compensated executive officers of the Company.
Summary Compensation Table

				Long-Term Compensation Awards

					Restricted
	Annual Compensation			Securities	Stock Plan	All Other
				Underlying	Grants/ Dollar	Compensation
Name and Principal Position	Year	Salary	Bonus	Options/SARs(1)	Value(2)	(3)

Frank C. Sullivan	2006	$750,000	$995,000	125,000	$945,979	$22,943
President and	2005	720,000	700,000	125,000	804,885	13,100
Chief Executive Officer	2004	700,000	515,000	100,000	101,758	11,473

P. Kelly Tompkins	2006	$325,000	$430,000	30,000	$270,782	$14,536
Senior Vice President,	2005	310,000	295,000	30,000	161,015	12,135
General Counsel	2004	300,000	225,000	50,000	37,819	12,017
and Secretary

Ronald A. Rice	2006	$325,000	$430,000	30,000	$265,201	$16,224
Senior Vice President-	2005	300,000	295,000	30,000	155,485	10,897
Administration and	2004	280,000	200,000	50,000	31,923	10,757
Assistant Secretary

Paul G. P. Hoogenboom	2006	$270,000	$355,000	25,000	$144,795	$11,836
Vice President-	2005	258,000	210,000	25,000	114,893	11,083
Operations and Chief	2004	250,000	175,000	40,000	27,000	10,677
Information Officer

Robert L. Matejka	2006	$270,000	$355,000	25,000	$145,622	$22,141
Vice President,	2005	237,000	210,000	25,000	114,298	19,144
Chief Financial Officer	2004	230,000	165,000	40,000	21,197	17,657
and Controller

(1)	The purpose of the 2004 Omnibus Equity & Incentive Plan is to serve as the primary stock based award program for covered employees. See “Compensation Committee Report on Executive Compensation — Description of the Company’s Executive Compensation Plans — 2004 Omnibus Equity and Incentive Plan.” Stock Appreciation Rights (SARs) were awarded under this plan in fiscal 2006. The Company made no grants of options to purchase the Company’s common stock in fiscal 2006. In fiscal 2004 and 2005, stock options were awarded under the 1996 Stock Option Plan for key employees. No SARs were awarded to the named executives in fiscal 2004 and 2005.

(2)	(a) The purpose of the 1997 Restricted Stock Plan is to replace the cash based Benefit Restoration Plan with a stock based plan. Shares granted under the Restricted Stock Plan directly reduce and replace the cash amount of supplemental retirement restoration benefits and supplemental death restoration benefits owed to participants under the Benefit Restoration Plan. The Benefit Restoration Plan was frozen on June 1, 1997. All prior accruals of supplemental retirement restoration benefits and death restoration benefits under the Benefit Restoration Plan have been replaced by prior grants of shares under the Restricted Stock Plan. All current grants of shares will be in an amount equivalent to the accruals of supplemental retirement restoration benefits and death restoration benefits required under the Benefit Restoration Plan if it were not frozen. See “Restricted Stock Plan” hereinafter. The dollar value for the fiscal year ended May 31, 2006 was calculated by multiplying the number of shares of restricted stock granted pursuant to the Company’s 1997 Restricted Stock Plan (Mr. Frank C. Sullivan — 8,075 shares of Common Stock, Mr. Tompkins — 3,139 shares of Common Stock, Mr. Rice — 2,842 shares of Common Stock, Mr. Hoogenboom — 2,070 shares of Common Stock and Mr. Matejka — 2,114 shares of Common Stock) by the closing price of $18.79 on July 13, 2005, the effective date of grant. The dollar value for the fiscal year ended May 31, 2005 was calculated by multiplying the number of shares of restricted stock granted pursuant to the Company’s 1997 Restricted Stock Plan (Mr. Frank C. Sullivan — 7,030 shares, Mr. Tompkins — 2,652 shares, Mr. Rice — 2,262 shares, Mr. Hoogenboom — 1,886 shares and Mr. Matejka — 1,844 shares) by the closing price of $14.18 on July 14, 2004, the effective date of grant. The dollar value for the fiscal year ended May 31, 2004 was calculated by multiplying the number of shares of restricted stock granted pursuant to the Company’s 1997 Restricted Stock Plan (Mr. Frank C. Sullivan — 7,628 shares of Common Stock, Mr. Tompkins — 2,835 shares of Common Stock, Mr. Rice — 2,393 shares of Common Stock, Mr. Hoogenboom — 2,024 shares of Common Stock and Mr. Matejka — 1,589 shares of Common Stock) by the closing price of $13.34 on July 14, 2003, the effective date of grant. At the end of the fiscal year ended May 31, 2006, the number and value (based upon the closing price on May 31, 2006 of $18.63) of the aggregate restricted stock holdings, including dividends added to the Deferred Compensation Plan, were as follows: Mr. Frank C. Sullivan — 47,945 shares of Common Stock — $893,215; Mr. Tompkins — 15,682 shares of Common Stock — $292,156; Mr. Rice — 11,742 shares of Common Stock —

$218,753; Mr. Hoogenboom — 8,188 shares of Common Stock — $152,542; and Mr. Matejka — 6,430 shares of Common Stock — $119,791. Dividends are paid on shares of restricted stock as and when dividends are paid on all other shares of Common Stock.

(b) The Purpose of the 2002 Performance Accelerated Restricted Stock Plan (“PARS”) is to provide an added incentive to key officers to improve the long-term performance of the company. See “Compensation Committee Report on Executive Compensation — Description of the Company’s Executive Compensation Plans — PARS Plan” hereinafter. Dollar value for the fiscal year ended May 31, 2003 was calculated by multiplying the number of shares of restricted stock granted pursuant to PARS (Mr. Frank C. Sullivan — 85,000 shares of Common Stock, Mr. Tompkins — 40,000 shares of Common Stock, Mr. Rice — 40,000 shares of Common Stock, Mr. Hoogenboom — 40,000 shares of Common Stock, and Mr. Matejka — 40,000 shares of Common Stock) by the closing price of $11.99 on July 22, 2002, the effective date of the grant. At the end of the fiscal year ended May 31, 2006, the number and value (based upon the closing price on May 31, 2006 of $18.63) of the aggregate restricted stock holdings under the PARS Plan, including dividends added to the Deferred Compensation Plan, were as follows: Mr. Frank C. Sullivan — 85,833 shares of Common Stock — $1,599,069, Mr. Tompkins — 40,392 shares of Common Stock — $752,503, Mr. Rice — 40,000 shares of Common Stock — $745,200, Mr. Hoogenboom — 40,392 shares of Common Stock — $752,503, and Mr. Matejka — 40,392 shares of Common Stock — $752,503. Dividends are paid on the shares of restricted stock granted under the PARS Plan as and when dividends are paid on all other shares of Common Stock.

(c) In addition to the SARs described in note 1 above, the Company made Performance Earned Restricted Stock grants under the 2004 Omnibus Equity and Incentive Plan. Dollar value for fiscal year ended May 31, 2006 was calculated by multiplying the number of shares of restricted stock granted pursuant to the Omnibus Plan (Mr. Frank C. Sullivan — 45,000 shares of Common Stock, Mr. Tompkins — 12,000 shares of Common Stock, Mr. Rice — 12,000 shares of Common Stock, Mr. Hoogenboom — 6,000 shares of Common Stock and Mr. Matejka — 6,000 shares of Common Stock) by the closing price of $17.65 on October 5, 2005, the effective date of the grant. At the end of the fiscal year ended May 31, 2006, the value (based on the closing price on May 31, 2006 of $18.63) of the aggregate restricted stock holdings under this plan were as follows: Mr. Frank C. Sullivan — $1,583,550, Mr. Tompkins — $353,970, Mr. Rice — $353,970, Mr. Hoogenboom — $204,930 and Mr. Matejka — $204,930.

(3)	(a) All Other Compensation includes, in fiscal 2006, the value (Mr. Frank C. Sullivan $8,800, Mr. Tompkins $8,650, Mr. Rice $8,817, Mr. Hoogenboom $8,600 and Mr. Matejka $8,923) of the Company’s matching contributions to the RPM International Inc. 401(k) Plan relating to before-tax contributions made by the Named Executive Officers. Effective October 1, 2002, the 401(k) Plan was amended so that matching contributions by the Company are invested in the same manner as participants invest their own contributions. Prior to that time, Company matching contributions were made in the form of shares of Company Common Stock. In fiscal 2005 and 2004, the value of the Company’s matching contributions to the RPM International Inc. 401(k) Plan for each of the Named Executive Officers were as follows: Mr. Frank C. Sullivan $8,400 (2005) and $8,200 (2004); Mr. Tompkins $8,367 (2005) and $8,968 (2004); Mr. Rice $8,533 (2005) and $8,964 (2004); Mr. Hoogenboom $8,333 (2005) and $8,500 (2004); Mr. Matejka $8,311 (2005) and $8,202 (2004).

(b) All Other Compensation also includes insurance premiums paid by the Company in connection with life insurance policies during fiscal 2006, 2005 and 2004, respectively: Mr. Frank C. Sullivan $5,661 (2006), $4,700 (2005) and $3,273 (2004); Mr. Tompkins $4,556 (2006), $3,768 (2005) and $3,049 (2004); Mr. Rice $2,879 (2006), $2,364 (2005) and $1,793 (2004); Mr. Hoogenboom $3,236 (2006), $2,750 (2005) and $2,177 (2004); Mr. Matejka $13,218 (2006), $10,833 (2005) and $9,455 (2004). A portion of the premiums listed above will be recovered in full by the Company upon the payment of any death benefits under Split Dollar Life Insurance Agreements with the Named Executive Officers.

(c) All Other Compensation also includes, for fiscal 2006, consulting fees relating to estate planning and taxes: Mr. Frank C. Sullivan $8,482; Mr. Tompkins $1,330; and Mr. Rice $4,528.

Stock Appreciation Rights/Stock Option Grants
      Shown below is information on grants of stock appreciation rights (SARs) pursuant to the Company’s Omnibus Equity and Incentive Plan during the fiscal year ended May 31, 2006 to the executive officers who are named in the Summary Compensation Table.
SAR Grants in Last Fiscal Year

					Potential Realizable Value
		Percentage of			at Assumed Annual Rates
		Total			of Stock Price
	Number of	Options/SARs			Appreciation for SAR
	Securities	Granted to	Exercise or		Terms(3)(4)
	Underlying	Employees in	Base Price	Expiration
Name	SARs(1)	Fiscal Year	(Per Share)(2)	Date	5%	10%

Frank C. Sullivan	125,000	22.32%	$17.65	10/5/2015	$1,387,499	$3,516,194
President and Chief Executive Officer

P. Kelly Tompkins	30,000	5.36%	$17.65	10/5/2015	$333,000	$843,887
Senior Vice President, General Counsel and Secretary

Ronald A. Rice	30,000	5.36%	$17.65	10/5/2015	$333,000	$843,887
Senior Vice President — Administration and
Assistant Secretary

Paul G. P. Hoogenboom	25,000	4.46%	$17.65	10/5/2015	$277,500	$703,239
Vice President — Operations and Chief Information Officer

Robert L. Matejka	25,000	4.46%	$17.65	10/5/2015	$277,500	$703,239
Vice President, Chief Financial Officer and Controller

(1)	These SARs were granted on October 5, 2005 pursuant to the Omnibus Equity and Incentive Plan. Twenty-five percent of the shares subject to the SARs become exercisable on each anniversary thereof. The SAR agreements relating to the SARs provide that they become fully vested upon certain “changes in control” of the Company described in the SAR agreements.

(2)	This price represents the fair market value at the date of grant pursuant to the terms of the Omnibus Equity and Incentive Plan.

(3)	The dollar amounts under these columns are the result of calculations at the 5% and 10% appreciation rates dictated by the Commission and are not intended to be forecasts of the Company’s stock price.

		Potential Realizable Value at
		Assumed Annual Rates of Stock Price
		Appreciation for SAR Terms

		5%	10%

(4)	Value created for all stockholders:	$1,391,227,485	$3,525,643,598
	Gain of named executive officers as a percent of value created for all stockholders:	0.19%	0.19%

Aggregated Option/SAR Exercises and Fiscal Year-End Values
      Shown below is information with respect to the exercise of stock options during the fiscal year ended May 31, 2006 to purchase the Company’s Common Stock by the executive officers named in the Summary Compensation Table and with respect to the unexercised stock options at May 31, 2006 to purchase the Company’s Common Stock for the executive officers named in the Summary Compensation Table.
Aggregated Option/SAR Exercises in Last Fiscal Year
and May 31, 2006 Option/SAR Value

			Number of Securities		Value of Unexercised
	Number of		Underlying Unexercised		In-the-Money Options/SARs
	Shares		Options/SARs at May 31, 2006		at May 31, 2006(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank C. Sullivan	38,750	$272,908.56	470,000	293,750	$2,640,975	$556,500
President and Chief Executive Officer
P. Kelly Tompkins	—	—	151,350	87,500	$727,207	$210,650
Senior Vice President, General Counsel and Secretary
Ronald A. Rice	—	—	130,450	87,500	$615,830	$210,650
Senior Vice President — Administration and
Assistant Secretary
Paul G. P. Hoogenboom	—	—	72,500	73,750	$328,212	$179,350
Vice President — Operations and Chief Information Officer
Robert L. Matejka	—	—	86,250	73,750	$508,925	$179,350
Vice President, Chief Financial Officer and Controller

The named executive officers did not exercise any SARs in 2006.

(1)	Represents the difference between the option exercise price and the last sales price of a share of Common Stock on the NYSE on the date of exercise.

(2)	Based on the last sales price of the Common Stock of $18.63 on the NYSE on May 31, 2006 (the last trading day of the Company’s fiscal year ended May 31, 2006). The ultimate realization of profit on the sale of the Common Stock underlying such options is dependent upon the market price of such shares on the date of sale.
Equity Compensation Plan Information
      The following table sets forth information concerning shares of Common Stock authorized or available for issuance under the Company’s equity compensation plans as of May 31, 2006.

Number of securities
		Weighted-	remaining available
	Number of securities	average exercise	for future issuance
	to be issued upon	price of	under equity
	exercise of	outstanding	compensation plans
	outstanding options,	options, warrants	(excluding securities
Plan Category	warrants and rights	and rights	reflected in column (a))

	(a)	(b)	(c)(1)
Equity compensation plans approved by stockholders	5,864,312 (2)	$14.03	6,473,800
Equity compensation plans not approved by stockholders(3)	—	—	—

Total	5,864,312	$14.03	6,473,800

(1)	Includes 4,790,000 shares available for future issuance under the Company’s Omnibus Equity and Incentive Plan of which 2,350,000 shares may be subject to full value awards such as restricted stock, 665,953 shares available for future issuance under the Company’s 1997 Restricted Stock Plan, 515,200 shares available for future issuance under the Company’s 2002 Performance Accelerated Restricted Stock Plan, 64,247 shares available for future issuance under the

Company’s 1996 Stock Option Plan and 438,400 shares available for future issuance under the Company’s 2003 Restricted Stock Plan for Directors.

(2)	At May 31, 2006, 555,000 SARs were outstanding at a weighted-average grant price of $17.65. The number of shares to be issued upon exercise will be determined at vesting based on the difference between the grant price and the market price at the date of exercise.

(3)	The Company does not maintain equity compensation plans that have not been approved by its stockholders.

Employment Agreements
      Under an Amended and Restated Employment Agreement, dated as of August 16, 2006, Frank C. Sullivan is employed as the President and Chief Executive Officer of the Company for a term ending on May 31, 2007, which is automatically extended for additional one-year periods unless Mr. Sullivan or the Company gives the other party notice of nonrenewal two months in advance of the annual renewal date. Pursuant to the terms of his Employment Agreement, Frank C. Sullivan is to receive an annual base salary of not less than $775,000 beginning on June 1, 2006. In addition to his base salary, Mr. Sullivan is entitled to such annual incentive compensation or bonuses as the Compensation Committee determines and to participate in other benefit plans provided by the Company. Under the provisions of the Employment Agreement, the Company may terminate his employment for Disability or Cause (as defined). If the Company were to terminate Mr. Sullivan’s employment without Cause at any time, if the Company elected not to renew the term of the Employment Agreement, or if Mr. Sullivan resigns for Good Reason (as defined) within two years after a Change in Control (as defined), he would be entitled to receive an amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of the greater of his annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and the highest annual incentive compensation received in the five years prior to the termination date, and continuation, for a period of three years, of health, welfare and other specified benefits. In addition, if the Company terminates Mr. Sullivan’s employment without Cause at any time, if the Company elected not to renew the term of the Employment Agreement, or if Mr. Sullivan resigns for Good Reason within two years after a Change in Control, he would also be entitled to the lapse of restrictions on restricted shares granted under the Company’s 1997 Restricted Stock Plan and a lump-sum payment equal to the cash value of the benefits he would have received under that plan had he continued to receive annual plan awards for a period of three years. Additionally, if a Change in Control occurs as determined under the Company’s PARS Plan, Mr. Sullivan is entitled to the lapse of transfer restrictions imposed on grants of restricted stock to him under that plan. Likewise, if a Change in Control occurs as determined by the terms of Performance Earned Restricted Stock (“PERS”) granted to Mr. Sullivan under the Omnibus Equity and Incentive Plan, Mr. Sullivan is entitled to the lapse of restrictions on such PERS. A portion of payments made to Mr. Sullivan as a result of the termination of his employment in connection with a Change in Control of the Company may not be deductible to the Company as an ordinary and necessary business expense and may be subject to a 20% excise tax imposed on Mr. Sullivan under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Employment Agreement provides for an additional payment to Mr. Sullivan equal to the amount of any excise tax imposed on him by Section 4999 of the Internal Revenue Code and any taxes, interest or penalties incurred with respect thereto, which could be substantial. The Employment Agreement also provides for the payment by the Company of up to $500,000 in legal fees incurred by Mr. Sullivan in the event that, following a Change in Control, Mr. Sullivan may be caused to institute or defend legal proceedings to enforce his rights under the Employment Agreement. In addition, the Employment Agreement imposes customary noncompetition, nonsolicitation and confidentiality obligations on Mr. Sullivan.
      Under an Amended and Restated Employment Agreement, dated as of August 16, 2006, P. Kelly Tompkins is employed as the Senior Vice President, General Counsel and Secretary of the Company for a term ending on May 31, 2007, which is automatically extended for additional one-year periods unless Mr. Tompkins or the Company gives the other party notice of nonrenewal two months in advance of the annual renewal date. Pursuant to the terms of the Agreement,

Mr. Tompkins is to receive an annual base salary of not less than $335,000 beginning on June 1, 2006. In addition to his base salary, Mr. Tompkins is entitled to such annual incentive compensation or bonuses as the Compensation Committee determines and to participate in other benefit plans provided by the Company. Under the provisions of the Employment Agreement, the Company may terminate his employment for Disability or Cause (as defined). If the Company were to terminate Mr. Tompkins’ employment without Cause or the Company elected not to renew the term of the Employment Agreement, Mr. Tompkins would be entitled to receive an amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus two times the sum of the greater of his annual base salary in effect on the date of termination or the highest base salary in effect at any time during the three years immediately preceding the termination date, and the highest annual incentive compensation received in the five years prior to the termination date, and continuation, for a period of two years, of health, welfare and other specified benefits. Alternatively, if the Company terminates Mr. Tompkins’ employment without Cause within two years after a Change in Control (as defined), or if Mr. Tompkins resigns for Good Reason (as defined) during that period, he would be entitled to receive an amount equal to his incentive compensation for the preceding fiscal year (if not yet paid) plus three times the sum of the greater of his annual base salary in effect at the time of the Change in Control or the highest base salary in effect at any time during the three years immediately preceding the Change in Control, and the highest annual incentive compensation received in the five years prior to the termination date, and continuation, for a period of three years, of health, welfare, and other specified benefits. In addition, if his employment is terminated without Cause at any time, or if the Company elected not to renew the term of his Employment Agreement, Mr. Tompkins would also be entitled to the lapse of restrictions on restricted shares granted under the Company’s 1997 Restricted Stock Plan and a lump-sum payment equal to the cash value of the benefits he would have received under that plan had he continued to receive annual plan awards for a period of two years or, if his employment is so terminated within two years after a Change in Control, or if Mr. Tompkins resigns for Good Reason during that period, for a period of three years. Additionally, if a Change in Control occurs as determined under the Company’s PARS Plan, Mr. Tompkins is entitled to the lapse of transfer restrictions imposed on grants of restricted stock to him under that plan. Likewise, if a Change in Control occurs as determined by the terms of PERS granted to Mr. Tompkins under the Omnibus Equity and Incentive Plan, Mr. Tompkins is entitled to the lapse of restrictions on such PERS. A portion of payments made to Mr. Tompkins as a result of the termination of his employment in connection with a Change in Control of the Company may not be deductible to the Company as an ordinary and necessary business expense and may be subject to a 20% excise tax imposed on Mr. Tompkins under Section 4999 of the Internal Revenue Code. The Employment Agreement provides for an additional payment to Mr. Tompkins equal to the amount of any excise tax imposed on him by Section 4999 of the Internal Revenue Code and any taxes, interest or penalties incurred with respect thereto, which could be substantial. The Employment Agreement also provides for the payment by the Company of up to $500,000 in legal fees incurred by Mr. Tompkins in the event that, following a Change in Control, Mr. Tompkins may be caused to institute or defend legal proceedings to enforce his rights under the Employment Agreement. In addition, the Employment Agreement imposes customary noncompetition, nonsolicitation and confidentiality obligations on Mr. Tompkins.
      Under an Amended and Restated Employment Agreement, dated as of August 16, 2006, Ronald A. Rice is employed as the Senior Vice President-Administration and Assistant Secretary of the Company for a term ending on May 31, 2007, which is automatically extended for additional one-year periods unless Mr. Rice or the Company gives the other party notice of nonrenewal two months in advance of the annual renewal date. Pursuant to the terms of the Employment Agreement, Mr. Rice is to receive an annual base salary of not less than $335,000 beginning on June 1, 2006. Mr. Rice’s Employment Agreement contains substantially the same provisions that are described above for Mr. Tompkins’ Employment Agreement. In addition, shares of restricted stock granted under the PARS Plan and PERS granted under the Omnibus Equity and Incentive Plan to Mr. Rice are subject to the Change in Control provisions described above for Mr. Tompkins.

      Under an Employment Agreement, dated as of August 16, 2006, Paul G. Hoogenboom is employed as the Vice President-Operations and Chief Information Officer of the Company for a term ending on May 31, 2007, which is automatically extended for additional one-year periods unless Mr. Hoogenboom or the Company gives the other party notice of nonrenewal two months in advance of the annual renewal date. Pursuant to the terms of the Employment Agreement, Mr. Hoogenboom is to receive an annual base salary of not less than $280,000 beginning on June 1, 2006. Mr. Hoogenboom’s Employment Agreement contains substantially the same provisions that are described above for Mr. Tompkins’ Employment Agreement. In addition, shares of restricted stock granted under the PARS Plan and PERS granted under the Omnibus Equity and Incentive Plan to Mr. Hoogenboom are subject to the Change in Control provisions described above for Mr. Tompkins.
      Under an Employment Agreement, dated as of August 16, 2006, Robert L. Matejka is employed as the Vice President, Chief Financial Officer and Controller of the Company for a term ending on May 31, 2007, which is automatically extended for additional one-year periods unless Mr. Matejka or the Company gives the other party notice of nonrenewal two months in advance of the annual renewal date. Pursuant to the terms of the Employment Agreement, Mr. Matejka is to receive an annual base salary of not less than $280,000 beginning on June 1, 2006. Mr. Matejka’s Employment Agreement contains substantially the same provisions that are described above for Mr. Tompkins’ Employment Agreement. In addition, shares of restricted stock granted under the PARS Plan and PERS granted under the Omnibus Equity and Incentive Plan to Mr. Matejka are subject to the Change in Control provisions described above for Mr. Tompkins.
      Pursuant to the terms of a Succession and Post-Retirement Consulting letter agreement entered into in April 2002, between Thomas C. Sullivan and the Company (the “Sullivan Consulting Agreement”), Mr. Sullivan stepped down from his position as the Chief Executive Officer of the Company effective as of October 11, 2002, and retired as an employee of the Company effective as of January 1, 2003. Mr. Sullivan, however, continues to serve as Chairman of the Board and as a member of the Board of Directors. The Sullivan Consulting Agreement expired by its terms on May 31, 2005 and was extended on June 8, 2005 (the “Extended Sullivan Consulting Agreement”). Under the Extended Sullivan Consulting Agreement, Mr. Sullivan does not participate in any of the Company’s benefit plans, except as provided by law or as governed by the terms of the benefit plans themselves or by the terms of the Extended Sullivan Consulting Agreement. The Extended Sullivan Consulting Agreement provides that effective June 1, 2005 and continuing through May 31, 2007, Mr. Sullivan will serve the Company in a consulting capacity, providing assistance in the area of corporate development such as identifying and introducing the Company to possible merger candidates and assisting in the consummation of such transactions. During the 24-month consulting period, Mr. Sullivan is entitled to monthly payments of $42,000, use of a part-time administrative assistant, continued use of Mr. Sullivan’s current Company car, continued coverage under the Company’s health insurance plan, payment of certain club dues and continuation of financial planning services in consideration for his service as a consultant.

Defined Benefit Pension Plan
      The table below sets forth the normal annual retirement benefits payable upon retirement at age 65 (as of June 1, 2006) under the Company’s tax qualified defined benefit retirement plan (the “Retirement Plan”) for employees in the compensation ranges specified, under various assumptions with respect to average annual compensation and years of benefit service, assuming that the employee elected to receive his or her pension on a normal life annuity basis:

	Estimated Annual Benefits Upon Retirement
	(as of June 1, 2006) with Years of Service Indicated(1)
Average Annual
Compensation(2)	5 years	10 years	20 years	30 years	35 years

$100,000	$5,317	$10,634	$21,268	$31,901	$33,468
150,000	8,799	17,598	35,196	52,794	55,968
200,000	12,281	24,562	49,125	73,687	78,468
250,000	15,763	31,527	63,053	94,580	100,968
300,000	19,245	38,491	76,982	115,473	123,468
350,000	22,728	45,455	90,910	136,366	145,968
400,000	26,210	52,420	104,839	157,259	168,468
450,000	29,692	59,384	118,768	178,151	190,968
500,000	33,174	66,348	132,696	199,044	213,468
550,000	36,656	73,312	146,625	219,937	235,968
600,000	40,138	80,277	160,553	240,830	258,468
650,000	43,620	87,241	174,482	261,723	280,968
700,000	47,103	94,205	188,410	282,616	303,468
750,000	50,585	101,170	202,339	303,509	325,968
800,000	54,067	108,134	216,268	324,401	348,468
850,000	57,549	115,098	230,196	345,294	370,968
900,000	61,031	122,062	244,125	366,187	393,468
950,000	64,513	129,027	258,053	387,080	415,968
1,000,000	67,995	135,991	271,982	407,973	438,468
1,050,000	71,478	142,955	285,910	428,866	460,968
1,100,000	74,960	149,920	299,839	449,759	483,468
1,150,000	78,442	156,884	313,768	470,651	505,968
1,200,000	81,924	163,848	327,696	491,544	528,468
1,250,000	85,406	170,812	341,625	512,437	550,968

(1)	The amounts listed may be reduced in accordance with certain provisions of the Internal Revenue Code of 1986, as amended, which limit the maximum amount of compensation that may be taken into account under the Retirement Plan to $220,000 and the maximum annual benefit payable under the Retirement Plan to $175,000. Prior to June 1, 1997, the Company maintained a Benefit Restoration Plan for its executive officers providing for the payment of supplemental retirement benefits because of such Internal Revenue Code limits. At the October 1997 Annual Meeting, the stockholders approved the adoption of the 1997 Restricted Stock Plan. All prior accruals of supplemental benefits have been replaced by awards of shares of restricted stock under the 1997 Restricted Stock Plan.

(2)	Includes base compensation as in effect on June 1, 2006, overtime and commissions paid and bonuses paid or accrued. The compensation covered by the Retirement Plan for the executive officers named in the Summary Compensation Table is the salary and bonus listed in such table.
     With respect to the executive officers listed in the Summary Compensation Table: Mr. Frank C. Sullivan has 17.3 years of service; Mr. Tompkins, 9.9 years of service; Mr. Ronald A. Rice, 11.4 years of service; Mr. Hoogenboom, 7 years of service; and Mr. Matejka, 5.8 years of service.

Restricted Stock Plan
      At the 1997 Annual Meeting, the stockholders approved the adoption of the 1997 Restricted Stock Plan (the “Restricted Stock Plan”). The purpose of the Restricted Stock Plan is to replace the cash based Benefit Restoration Plan (the “Benefit Restoration Plan”) with a stock based plan. Effective January 1, 1991, the Company established the Benefit Restoration Plan for the purpose of providing for the cash payment of supplemental retirement and death benefits to officers of the Company designated by the Board of Directors whose Retirement Plan benefits may be limited under the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Internal Revenue Code. Shares granted under the Restricted Stock Plan (the “Restricted Shares”) directly reduce dollar-for-dollar and replace the cash amount of supplemental retirement restoration benefits and supplemental death restoration benefits owed to participants under the Benefit Restoration Plan. The Benefit Restoration Plan was frozen on June 1, 1997. No further supplemental benefits accrued after that date. All prior accruals of supplemental retirement restoration benefits and death restoration benefits under the Benefit Restoration Plan have been replaced by prior grants of shares under the Restricted Stock Plan. All current grants of shares will be in an amount equivalent to the accruals of supplemental retirement restoration benefits and death restoration benefits required under the Benefit Restoration Plan if it were not frozen. The Restricted Stock Plan is administered by the Compensation Committee of the Board of Directors, which has the exclusive right and sole discretion to authorize the granting of Restricted Stock. Only employees of the Company, including employee Directors who are not members of the Compensation Committee, are eligible to participate in the Restricted Stock Plan. The Company is permitted to take a tax deduction for the value of the Restricted Stock upon the vesting of such shares.
      The shares of Restricted Stock are shares of Common Stock of the Company which are forfeitable and nontransferable for a specified period of time. The transfer restrictions remain in place until the earliest of (a) the later of either the employee’s termination of employment or the lapse of forfeiture restrictions, (b) a “change of control” with respect to the Company, as such term is defined in the Restricted Stock Plan, or (c) the termination of the Restricted Stock Plan. The shares of Restricted Stock are subject to complete forfeiture until the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the Restricted Shares were awarded, (b) the retirement of the employee on or after the attainment of age 65, or (c) a “change in control” with respect to the Company, as such term is defined in the Restricted Stock Plan. Notwithstanding the above, if the employee’s service to the Company is terminated by reason of the death or total disability prior to the lapsing of restrictions, such restrictions shall lapse.
      The Company will submit to the Company’s stockholders for approval at this year’s Annual Meeting the RPM International Inc. 2007 Restricted Stock Plan. The proposed plan would replace the 1997 Restricted Stock Plan, which by its terms will expire on May 31, 2007. See “Approval and Adoption of RPM International Inc. 2007 Restricted Stock Plan.”
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors (the “Committee”) administers the cash salary, bonus, and other cash incentive compensation and equity-based programs for the executive officers of the Company pursuant to (i) the Amended and Restated By-Laws of the Company, which were adopted by the Board of Directors on October 11, 2002, and (ii) a Committee Charter, which was amended and restated in April 2004 in light of the requirements of the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange corporate governance rules. The Committee Charter provides for the Committee to oversee the Company’s compensation programs and, in consultation with the Chief Executive Officer, develop and recommend to the Board an appropriate compensation and benefits philosophy and strategy for the Company.

      The Committee Charter also provides the Committee with the responsibility (i) to determine and approve the compensation of the Chief Executive Officer based on the Board’s evaluation of the Chief Executive Officer’s performance, (ii) to review and approve compensation programs covering executive officers of the Company, (iii) to administer and approve awards under the Company’s cash incentive compensation plans and equity-based plans, and make recommendations to the Board with respect to the establishment and administration of new plans or the material revision or termination of existing plans, (iv) to review and recommend to the Board of Directors the amount of reasonable compensation and payment of expenses and other benefits to be paid to members of the Board of Directors for their attendance at each meeting of the Board or a Committee of the Board, (v) to review management succession planning and management development for senior management, (vi) to produce the Compensation Committee Report to be included in the Company’s Proxy Statement for the Annual Stockholders Meeting, (vii) to oversee, in consultation with senior management, regulatory compliance with respect to compensation matters and (viii) to undertake additional activities within the scope of the Committee’s primary functions as it or the Board may deem appropriate.
      The Committee presently consists of three independent Directors who are appointed to the Committee by and report to the entire Board of Directors. Each member of the Committee qualifies as a “non-employee director” within the definition of Rule 16b-3 under the Securities Exchange Act of 1934, as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and as an “independent” director under the rules of the New York Stock Exchange. The Committee Charter is available on the Company’s website at www.rpminc.com.
Overview of Compensation Philosophy and Programs

Compensation Philosophy.
      The Company’s general compensation philosophy is that the Company’s executive officers should be well compensated for achieving strong operating results. The Committee has designed compensation policies and programs for the Company’s executive officers which are intended to compensate such executive officers at the market median for a relevant group of similarly-sized companies and competitors within the Company’s industry, with the potential for higher than average compensation when the Company significantly exceeds its annual business plan. The Company’s primary compensation goals are to retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with those of the Company’s stockholders. The Committee oversees the Company’s programs of compensation and benefits to ensure consistency with the Company’s philosophy and strategy.

Cash Salary and Bonus.
      The Committee determines the annual cash salary, bonus, equity-based awards and other incentives to be awarded to Frank C. Sullivan, President and Chief Executive Officer, based on an annual evaluation of his performance. The Committee does not utilize pre-established, specific performance goals in making cash salary compensation decisions. In determining the Chief Executive Officer’s cash salary and bonus (subject to the provisions of the Incentive Compensation Plan described below), the Committee considers many factors including the results of the Board’s annual evaluation of the Chief Executive Officer. In connection with the Chief Executive Officer evaluation process, the Committee distributes a Chief Executive Officer evaluation form to the entire Board of Directors for the purpose of soliciting feedback on the Chief Executive Officer’s performance in a number of key areas including leadership, strategic planning, achievement of performance objectives, Board and external relations, integrity, succession planning, important contributions within the past year and overall job performance. In connection with its evaluation of the performance of the Chief Executive Officer, the Committee also reviews and considers a number of additional factors, including (i) Company sales, pre-tax earnings, net income, earnings per share and other financial measures such as cash flow, (ii) accomplishing the Company’s business plan,

(iii) performance of the Company’s Common Stock in the market, (iv) cash dividends paid to stockholders, (v) return on Stockholders’ Equity, and (vi) acquisitions, corporate financings, and other general corporate objectives which were achieved during the fiscal year.
      The Committee also reviews and approves compensation programs covering other executive officers. Upon the recommendation of the Chief Executive Officer, the Committee reviews and recommends to the Board of Directors for its approval individual compensation awards for executive officers, other than the Chief Executive Officer. In determining the cash salary and bonus component of executive officer compensation, the Committee reviews and approves a mix of performance measures similar to those factors listed above with respect to Chief Executive Officer compensation, with a significant amount of emphasis placed on the compensation recommendations of the Chief Executive Officer.
      Each executive officer is employed under an employment agreement. The employment agreements provide that any increase in cash salary for the executive officer is made retroactive to June 1 of each fiscal year and that once awarded, an increase in salary cannot be reduced without the executive officer’s consent. The employment agreements also provide for automatic annual renewal unless the Committee or the executive officer gives the other party notice of non-renewal two months in advance of the annual renewal date. See “Executive Compensation — Employment Agreements” for a description of these agreements.
      The Company’s 1995 Incentive Compensation Plan (the “Incentive Plan”) is intended to be utilized as the primary annual cash bonus program for those employees of the Company who in any respective fiscal year are the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the “Covered Employees”). The Incentive Plan is designed to promote the interests of the Company and its stockholders by: (i) attracting and retaining officers who are key employees of the Company; (ii) motivating such officers by reason of performance-related incentives to achieve the Company’s performance goals; (iii) enabling such officers to participate in the growth and financial success of the Company; and (iv) qualifying the bonus awards as “performance-based” compensation under Section 162(m) of the Internal Revenue Code, assuring that the Company will continue to be able to deduct cash bonuses paid to the Covered Employees for federal income tax purposes.
      The Incentive Plan calls for providing an aggregate bonus award pool of 1.5% of the Company’s Income Before Income Taxes (“pre-tax income”) in each applicable fiscal year for the Covered Employees. Within the first three months of each fiscal year the Committee, which administers the Incentive Plan, is required to determine in writing the maximum portion of such aggregate bonus award pool that each Covered Employee may receive in respect of such fiscal year. At the end of each fiscal year, the Committee calculates the aggregate bonus award pool based on the Company’s audited pre-tax income and each individual’s bonus award payout amount.
      The Committee may reduce or eliminate a Covered Employee’s bonus award, at the Committee’s sole discretion, based solely on individual performance. In determining what portion of the eligible Incentive Plan bonus pool to award to the Covered Employees (including the Chief Executive Officer), the Committee reviews the relevant factors described above relating to the determination of salary and bonus.
      The total of all bonus award payments made under the Incentive Plan in any given fiscal year shall not exceed 1.5% of the Company’s pre-tax income. Furthermore, the total of all payments to any one individual Covered Employee under the Incentive Plan in any fiscal year shall not exceed $1,500,000. Payments under the Incentive Plan, pursuant to the terms herein described, are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code as “performance-based” compensation and therefore be fully tax deductible to the Company. See “Section 162(m) of the Internal Revenue Code” below for additional information regarding Section 162(m).

      The Company will submit to the Company’s stockholders for approval at this year’s annual meeting an annual incentive compensation plan which would replace the Incentive Plan. The proposed RPM International Inc. 2007 Incentive Compensation Plan would provide the Committee with greater flexibility in setting the performance goals upon attainment of which the bonus awards would be paid. See “Approval and Adoption of RPM International Inc. 2007 Incentive Compensation Plan.”

Equity Incentive Compensation.
      The 2004 Omnibus Equity and Incentive Plan (the “Omnibus Plan”) is administered by the Committee and was adopted by the Board and approved by the Company’s stockholders in 2004. The Omnibus Plan, which provides for maximum flexibility in the type and mix of awards, is intended to be the primary stock-based award program for those employees of the Company, its subsidiaries and certain allied enterprises, whom the Committee determines from time to time are eligible for awards.
      The Chief Executive Officer makes annual recommendations to the Committee of the type and amount of equity awards for the Chief Executive Officer and other executive officers. In determining the equity incentive compensation component of Chief Executive Officer compensation, the Committee considers, in addition to the factors used to determine salary and bonus: (i) the value of similar incentive awards to chief executive officers at peer group and other companies and (ii) awards given to the Chief Executive Officer in past years. In determining the equity incentive compensation of the other executive officers, the Committee reviews and approves a mix of performance measures similar to those factors listed above with respect to Chief Executive Officer compensation, with a significant amount of emphasis placed on the compensation recommendations of the Chief Executive Officer.
      The Committee utilizes the various equity incentive awards available to it under the Omnibus Plan to retain executives and other key employees and achieve the following additional goals, (i) to reward past performance, (ii) to incentivize future performance (both short-term and long-term), (iii) to align executives’ long-term interest with that of the stockholders and (iv) to enhance the longer-term performance and profitability of the Company and its subsidiaries. The Committee’s current intention is to achieve these goals by making annual awards to the Company’s executive officers and other key employees, using a combination of performance-based restricted stock and stock settled SARs.

Section 162(m) of the Internal Revenue Code.
      In the course of fulfilling its responsibilities, the Committee routinely reviews the impact of Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation paid in excess of $1,000,000 to each of the top five paid executive officers of the Company. The regulations under Section 162(m), however, except from this $1,000,000 limit various forms of compensation, including “performance-based” compensation. The Company’s performance-based Incentive Plan, described above, and the Omnibus Plan satisfy the requirements of Section 162(m). Although the Committee carefully considers the impact of Section 162(m) when administering the Company’s compensation programs, the Committee does not make decisions regarding executive compensation solely based on the expected tax treatment of such compensation. In order to maintain flexibility in designing compensation programs that retain key leaders, reward past performance, incentivize strong future performance and align executives’ long-term interests with stockholders, the Committee may deem it appropriate at times to forgo 162(m) qualified awards in favor of awards that may not be fully tax-deductible. This has occurred, for example, when the Company’s operating results were adversely impacted by restructuring, asbestos or other non-operating charges, yet the Company performed significantly better than its business plan notwithstanding the charges.

2006 Executive Officer Compensation

Salary and Bonus Determinations.
      In June 2006, the Committee retained a professional compensation consulting firm to conduct a compensation benchmark study under which the consulting firm would review and evaluate the Company’s compensation packages for its Chief Executive Officer and other key officers in light of the levels of compensation being offered by companies in the Company’s peer group and other companies in the diversified chemicals and specialty chemicals segments of the Company’s industry which fall within a reasonable size range (in terms of sales) and operate businesses similar to that of the Company. The consulting firm looked at compensation surveys for durable goods manufacturers, industry data and peer group proxy disclosure to determine competitive pay levels for each officer position in each of the following categories: base salary, annual bonus, total cash compensation (current base salary plus annual bonus), long-term incentives and total direct compensation (base salary plus annual bonus plus long-term incentives). Based on the consulting firm’s findings under the compensation review, the consulting firm concluded that the Company’s current total cash compensation is competitive with the market, but long-term equity incentive levels are not, and therefore recommended that the Company consider increasing long-term equity incentive opportunities for its Chief Executive Officer and other key officers. Over the next fiscal year, the Compensation Committee will work within the framework of the current Omnibus Plan to develop a more competitive long-term equity incentive plan.
      Prior to retaining the professional compensation consulting firm to conduct the compensation benchmark study, in setting salaries for the Chief Executive Officer and the other executive officers for fiscal 2006, the Committee reviewed and considered the Company’s business plan for fiscal 2005 as compared to the actual results for fiscal 2005 and the summary financial results for fiscal year 2004. The Committee also reviewed the recommendations of the Chief Executive Officer with respect to recommended base salaries and bonuses for himself and the executive officers. In making its determinations, the Committee noted that the Company’s financial results were better than business plan for net sales, net income and diluted earnings per share, and that cash flow from operations and dividends paid to stockholders exceeded the business plan. Specifically, the Company’s net sales for fiscal 2005 increased 5.4% over the business plan and exceeded fiscal 2004 by more than 10%. Additionally, in setting the salary for the Chief Executive Officer for fiscal 2006, the Committee considered the Board’s positive evaluation of Mr. Sullivan’s performance as reflected in the responses to the Chief Executive Officer evaluation form. The Committee engaged in similar deliberations with respect to salary determinations for fiscal 2007, which salary amounts are reflected under the heading “Executive Compensation — Employment Agreements.”
      In July 2005, the Committee determined on a percentage basis the portion of the aggregate bonus award pool under the Incentive Plan to be awarded to each of the Covered Employees in respect of the Company’s performance for the fiscal year ending May 31, 2006 as follows: Frank C. Sullivan, 40%; P. Kelly Tompkins, 15%; Ronald A. Rice, 15%; Paul G. Hoogenboom, 15%; and Robert L. Matejka, 15%. The Committee also determined that for fiscal 2006 the bonuses paid would range from zero to 133% of salary, which is the range currently applicable to other key management employees of the Company under their comparable cash bonus plans.
      As a result of the $321 million additional long-term asbestos reserve established by the Company in the fourth quarter of fiscal 2006, the Company reported a loss before interest and taxes of $81.1 million for the fiscal year. This loss, the result of the unanticipated effect of the asbestos reserve, precluded the use of the Incentive Plan for fiscal 2006 bonuses. The loss, however, occurred despite the fact that net sales increased 17.7% to a record $3.01 billion, from $2.56 billion in fiscal 2005. Excluding the asbestos charges, the Company’s earnings before interest and taxes for fiscal 2006 were $298.9 million, up from $277.1 million in fiscal 2005. Upon the recommendation of the Chief Executive Officer, and after a review of a variety of factors including an analysis of the Company’s net sales, gross profit, operating income and net income for 2006 as compared to the

Company’s business plan and fiscal 2005 results, all excluding the asbestos charges, the Committee awarded bonuses totaling $2,565,000 to the Covered Employees. Since the Incentive Plan was not available to cover these bonuses, $745,000 of the aggregate compensation paid to Frank C. Sullivan is nondeductible for federal income tax purposes under Section 162(m).

Equity Incentive Awards.
      PERS. In October 2005, pursuant to the Omnibus Plan and based on the Company’s favorable fiscal 2005 results, the Committee awarded performance earned restricted stock grants (“PERS”) totaling 329,500 shares to executive officers and other key employees of the Company and its subsidiaries. The majority of these PERS awards were granted to the management and other key employees of those companies that met their relevant business plan for the 2005 fiscal year. Of these PERS awards, 81,000 were granted to Covered Employees (including 45,000 shares awarded to the Chief Executive Officer). The awards to the Covered Employees do not satisfy the requirements of Section 162(m) of the Internal Revenue Code and, therefore, payments made by the Company under these grants may not be entirely tax deductible in future years and in amounts which cannot yet be determined.
      In July 2005, pursuant to the Omnibus Plan, the Committee approved a contingent award of performance earned restricted stock grants (“PERS”) to the Covered Employees of up to 90,000 shares (including 40,000 shares for the Chief Executive Officer) to be based on the level of attainment of fiscal 2006 performance goals related to planned “earnings before interest and taxes” increase. In making the determination of whether the 2006 planned “earnings before interest and taxes” increase had been attained, the actual 2006 results were adjusted to exclude the impact of any restructuring, asbestos and other similar non-operating charges or credits. For fiscal 2006, this performance goal was met. Therefore, the PERS awards will be granted to the Covered Employees in October 2006. The awards to the Covered Employees satisfy the requirements of Section 162(m) of the Internal Revenue Code and, therefore, payments made by the Company under these grants are fully tax deductible.
      Stock Appreciation Rights. In October 2005, pursuant to the Omnibus Plan, the Committee awarded stock appreciation rights (“SARs”) totaling 560,000 shares to executive officers and other key employees of the Company and its subsidiaries (including 125,000 shares awarded to the Chief Executive Officer). In response to the change in accounting treatment for stock options and other forms of stock compensation as set forth in FAS 123 (which was adopted by the Company in fiscal 2005) these grants were made by the Company in lieu of granting stock options, as the Company has done previously.
      Restricted Stock. In July 2005, the Committee awarded 37,778 shares of restricted stock to executive officers and other key employees under the RPM International Inc. 1997 Restricted Stock Plan. These grants (as described in further detail under the heading “Executive Compensation — Restricted Stock Plan”) were made solely for the purpose of replacing, in an equal amount, unfunded cash benefits owed to participants under the Benefit Restoration Plan. The Company will submit to the Company’s stockholders for approval at this year’s Annual Meeting the RPM International Inc. 2007 Restricted Stock Plan. The proposed plan would replace the 1997 Restricted Stock Plan, which by its terms will expire on May 31, 2007. See “Approval and Adoption of RPM International Inc. 2007 Restricted Stock Plan.”

Description of the Company’s Executive Compensation Plans
      The following is a summary discussion of the plans (other than the Incentive Plan and Restricted Stock Plan which are described in detail above) and programs administered by the Committee:

2004 Omnibus Equity and Incentive Plan.
      The Omnibus Plan provides the Company with flexibility to grant a wide variety of stock and stock-based awards, as well as dollar-denominated performance-based awards. Any dollar-denominated performance awards granted under the Omnibus Plan are intended to complement and not replace cash bonus awards made under the Incentive Plan. The Omnibus Plan also allows the Committee the flexibility to provide a mix of awards determined by taking into account such factors as the type and level of employee, relevant business and performance goals and the prevailing tax and accounting treatments. The goal of the Omnibus Plan is to make the most appropriate award depending upon these and other factors and to promote the interests of the Company and its stockholders by attracting, retaining, motivating and rewarding employees who render services that benefit the Company, its subsidiaries and allied business enterprises and aligning the interests of these employees with the Company’s stockholders. Stock appreciation rights and performance earned restricted stock to executive officers and other key employees are awarded by the Committee based primarily upon the recommendation of the Chief Executive Officer. In addition, the various presidents of the Company’s operating subsidiaries submit recommendations with respect to SARs and PERS grants to subsidiary employees.

PARS Plan.
      The 2002 PARS Plan was adopted by the Board and approved by the Company’s stockholders in 2002. The purpose of the PARS Plan is to provide an added incentive to key officers to improve the long-term performance of the Company. The PARS Plan is administered by the Committee. Officers of the Company and its subsidiaries are eligible to participate in the plan. Restrictions on the shares granted under the PARS Plan lapse if all performance goals are attained during any fiscal year beginning prior to June 1, 2011 and, alternatively, restrictions on shares will lapse on May 31, 2012 for any participant who has been continually employed with the Company or a subsidiary from June 1, 2002 to May 31, 2012. The performance goals for the Company in any fiscal year beginning prior to June 1, 2011 will be the financial or other goals determined by the Committee and set forth in a restricted stock agreement entered into in connection with the plan. The PARS Plan is not considered a performance-based compensation plan satisfying the requirements of Section 162(m) of the Internal Revenue Code and, therefore, payments made by the Company under the plan may not be entirely tax deductible.

2003 Restricted Stock Plan for Directors.
      The RPM International Inc. 2003 Restricted Stock Plan for Directors (the “2003 Plan”) was adopted by the Board and approved by the Company’s stockholders in 2003. The purpose of the 2003 Plan is to bring total compensation of the Directors to a competitive level and enhance the ability of the Company to recruit and retain Directors, as well as to align interests of Directors with the interests of stockholders. The 2003 Plan is administered by the Committee. Directors who are not employees of the Company are eligible to participate in the 2003 Plan. Restrictions on shares granted under the 2003 Plan will lapse, among other reasons, upon death or disability, on the last day of the month of the third anniversary of the date of grant, upon normal retirement, and upon a Change in Control (as defined in the 2003 Plan). Payments made by the Company under the 2003 Plan are tax deductible.
      In October 2005, awards totaling 20,000 shares of Common Stock were made under the 2003 Plan, with each non-employee Director (with the exception of Mr. Thomas C. Sullivan and

Mr. Frank C. Sullivan) receiving a grant of 2,000 shares. Director Albert B. Ratner, who retired during fiscal year 2006, did not receive an award of restricted stock; however, director nominee Charles A. Ratner received an award of 2000 shares of restricted stock, effective upon his election as a member of the Board of Directors at the Annual Stockholders Meeting on October 7, 2005. In October 2005, upon the retirement of Albert Ratner, the Board of Directors accelerated the vesting of all prior awards, totaling 4,400 shares, made to him under the 2003 Plan.

Director Cash Compensation.
      In fiscal year 2006, Directors who were not employees of or consultants to the Company received a quarterly fee of $8,000. The cash fee for attendance at Board and Committee meetings was $1,000 per meeting. In addition, the Audit Committee Chair received a quarterly fee of $3,000 and the Chair of each of the Compensation and Governance and Nominating Committees received a quarterly fee of $1,500.

Future Director Compensation.
      Following a review of a comparison prepared by Company management from publicly available information, showing the compensation paid to the Company’s Directors in 2005 compared to the compensation paid to the directors of peer group and other selected companies in the same year, the Compensation Committee concluded that the compensation paid to the members of the Board of Directors of the Company is not competitive with these peer group and other companies. Consequently, the Committee approved an increase in Director cash and equity compensation in order to provide a total Board compensation package which is competitive with the Company’s peer group. This increase in compensation was approved by the Board of Directors in July 2006. Therefore, for fiscal year 2007, Directors who are not employees of or consultants to the Company will receive a quarterly fee of $12,500. The cash fee for attendance at Board and Committee meetings remains unchanged at $1,000 per meeting. In addition, the Audit Committee Chair will receive a quarterly fee of $3,750 and the Chair of each of the Compensation and Governance and Nominating Committees will receive a quarterly fee of $1,875. With respect to equity compensation, Directors eligible to participate in the 2003 Plan will be granted an increased number of shares of restricted stock under the 2003 Plan in an amount approximately equal to the annual director fee of $50,000. The shares of restricted stock are valued at the closing price of the Company’s stock on the NYSE on the date of the grant, which is the date of the Company’s Annual Meeting of Stockholders.

Thomas C. Sullivan Consulting Agreement.
      On June 8, 2005, upon approval of the Committee, the Company entered into an extension to the Succession and Post-Retirement Consulting Agreement between Thomas C. Sullivan and the Company which expired by its terms on May 31, 2005. Mr. Sullivan is Chairman of the Company’s Board of Directors, the former Chief Executive Officer of the Company, and the father of Frank C. Sullivan, Chief Executive Officer of the Company. The extension agreement provides that effective June 1, 2005 and continuing through May 31, 2007, Mr. Sullivan will serve the Company in a consulting capacity, providing assistance in the area of corporate development. Mr. Sullivan’s consulting services include identifying and introducing the Company to possible merger and acquisition candidates and assisting in the consummation of such transactions. For his services as a consultant during the 24-month extension period, Mr. Sullivan is entitled to monthly payments of $42,000, use of a part-time administrative assistant, continued use of Mr. Sullivan’s current Company car, continued coverage under the Company’s health insurance plan, payment of certain club dues and continuation of financial planning services.

Deferred Compensation.
      The Company’s revised and updated Deferred Compensation Plan, adopted in 2002, supersedes the deferred compensation plan that was adopted by the Company in February 1994. Under this plan, selected management employees, certain highly compensated employees and Directors are eligible to defer a portion of their salary, bonus, incentive plan amounts, Director fees and grants of restricted stock until a future date. The plan also provides that if a participant elects to defer compensation that she or he would otherwise have contributed to the Company’s 401(k) Plan, the participant’s account will be credited with an amount equal to the matching contribution the Company otherwise would have made to the 401(k) Plan for the participant, reduced by the amount of any matching contribution the Company makes to the 401(k) Plan on behalf of the participant. Amounts credited to a participant’s account under the predecessor deferred compensation plan were credited to the participant’s account under the new plan. A participant’s account will be credited with investment gains or losses as if the amounts credited to the account were invested in selected investment funds. Any compensation deferred under the plan is not included in the $1,000,000 limit provided for under Section 162(m) of the Internal Revenue Code until the year in which the compensation actually is paid. In addition, to the extent that any compensation paid to a participant would not be deductible by the Company by reason of the Section 162(m) limitation, the Company may defer payment of any or all of a distribution under the plan and such deferred amount will be distributed to the participant at the earliest date on which the deductibility of the compensation will not be limited by Section 162(m).

Edward B. Brandon, Chairman
Charles A. Ratner
Dr. Jerry Sue Thornton

PERFORMANCE GRAPHS
      Set forth below are line graphs comparing the yearly cumulative total stockholders’ return on the Company’s Common Stock against the yearly cumulative total return of the S&P Composite — 500 Stock Index and an index of certain companies selected by the Company as comparative to the Company (the “Peer Group Index”). The companies selected to form the Peer Group Index are: Detrex Corporation, Ferro Corporation, H. B. Fuller Company, Imperial Chemical Industries PLC, NL Industries, Inc., PPG Industries Inc., Rohm and Haas Company, The Sherwin-Williams Company and Valspar Corporation.
      The graphs assume that the value of the investment in the Company’s Common Stock, the S&P Composite — 500 Stock Index and the respective Peer Group Index was $100 on May 31, 2001 and May 31, 1996, respectively, and that all dividends, if any, were reinvested.
COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
AMONG RPM INTERNATIONAL INC., THE S&P 500 INDEX AND
A PEER GROUP

	Cumulative Total Return

	5/01	5/02	5/03	5/04	5/05	5/06

RPM INTERNATIONAL, INC	100.00	198.73	162.96	199.97	247.80	271.45
S&P 500	100.00	86.15	79.21	93.72	101.44	110.21
PEER GROUP	100.00	115.98	95.77	124.40	143.51	163.54

*	$100 INVESTED ON 05/31/01 IN STOCK OR INDEX —
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MAY 31.

COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN*
AMONG RPM INTERNATIONAL INC., THE S&P 500 INDEX AND
A PEER GROUP

	Cumulative Total Return

	5/96	5/97	5/98	5/99	5/00	5/01	5/02	5/03	5/04	5/05	5/06

RPM INTERNATIONAL, INC	100.00	117.89	135.49	114.08	83.57	74.49	148.04	121.39	148.95	184.58	202.20
S&P 500	100.00	129.41	169.12	204.68	226.13	202.27	174.26	160.21	189.57	205.19	222.91
PEER GROUP	100.00	119.17	155.27	129.97	107.33	109.27	126.73	104.65	135.93	156.81	178.70

*	$100 INVESTED ON 05/31/96 IN STOCK OR INDEX —
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING MAY 31.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s officers and Directors and persons who own 10% or more of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Officers, Directors and 10% or greater stockholders are required by Commission regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.
      Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all of its officers and Directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended May 31, 2006, except for a Form 4 that Dr. Jerry Sue Thornton attempted to file on time, but had to refile the next day because of a change in filing codes.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor. The Audit Committee’s activities are governed by a written charter adopted by the Board of Directors. Among other responsibilities specified in the charter, the Audit Committee has the sole authority to appoint, retain and where appropriate, terminate, the Company’s independent auditor. The Audit Committee is also directly responsible for, among other things, the evaluation, compensation and oversight of the work of the Company’s independent auditor for the purpose of preparing or issuing an audit report or related work. In addition, the Audit Committee must pre-approve all audit and permitted non-audit services performed by the Company’s independent auditor. It is not the duty of the Audit Committee to plan or conduct audits or determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.
      In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2006 Annual Report on SEC Form 10-K with the Company’s management and Ernst & Young LLP, the independent auditor for fiscal 2006.
      The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with Ernst & Young LLP the auditor’s independence from the Company and its management, including the matters in the written disclosures required by Independence Standard Board No. 1, Independence Discussions with Audit Committees, which the Company has received.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended May 31, 2006, for filing with the Securities and Exchange Commission.
      The Audit Committee has determined that the rendering of the non-audit services by Ernst & Young LLP was compatible with maintaining the auditor’s independence.
      As described below under the heading “Independent Auditors,” the Audit Committee has engaged Ernst & Young LLP as the Company’s independent registered public accountant for fiscal 2007.
      Submitted by the Audit Committee of the Board of Directors as of July 17, 2006.

Donald K. Miller, Chairman
Max D. Amstutz
William B. Summers, Jr.

INDEPENDENT AUDITORS
      Effective June 23, 2005, the Company received notification that its principal independent registered public accountant, Ciulla, Smith & Dale, LLP, was declining to stand for re-election after completion of the Company’s fiscal 2005 audit and the audit relationship with Ciulla, Smith & Dale, LLP terminated as of August 15, 2005, the date on which the Company filed its Annual Report on Form 10-K for the fiscal year ended May 31, 2005.
      Ciulla, Smith & Dale, LLP’s reports on the Company’s financial statements for each of the fiscal years ended May 31, 2005 and May 31, 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Ciulla, Smith & Dale, LLP’s report on management’s assessment of internal control over financial reporting for the fiscal year ended May 31, 2005 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty or audit scope. During the two fiscal years ended May 31, 2005 and May 31, 2004 and through August 15, 2005, there have been no disagreements between the Company and Ciulla, Smith & Dale, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ciulla, Smith & Dale, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.
      On June 23, 2005, the Company announced that it was engaging Ernst & Young LLP as its principal independent registered public accountant for fiscal 2006. There were no consultations during the two fiscal years ended May 31, 2005 and through June 23, 2005 by the Company with Ernst & Young LLP regarding (1) the application of accounting principles to any transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). The Company has engaged Ernst & Young LLP as its principal independent registered public accountant for fiscal 2007.
      The decision to engage Ernst & Young LLP was made by the Company’s Audit Committee.
      Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement should they so desire. The representatives also will be available to respond to appropriate questions from stockholders.
AUDIT FEES
      During the fiscal years ended May 31, 2006 and 2005, various audit services and non-audit services were provided to the Company by Ernst & Young LLP and Ciulla, Smith & Dale, LLP, respectively. Set forth below are the aggregate fees billed for these services, all of which were pre-approved by the Audit Committee, for the last two fiscal years:

	May 31,

	2006	2005

Audit Fees	$3,770,000	$2,402,000
Audit Related Fees	—	122,000
Tax Services	902,000	544,000
All Other Fees	—	—

Total Fees	$4,672,000	$3,068,000

      Audit Fees: The aggregate fees billed for professional services rendered for the audit of the Company’s financial statements for the fiscal years ended May 31, 2006 and 2005 and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for the fiscal years ended May 31, 2006 and 2005 were $3,770,000 and $2,402,000, respectively. Nearly one half of the increase in Audit Fees in fiscal 2006 versus fiscal 2005 was driven by the audit costs of acquisitions, including both the audits of acquisition date balance sheets and the audits of results of operations for periods under the Company’s ownership and balance sheet values at May 31, 2006. The remainder of this increase was substantially offset by the reduction in audit fees paid to certain non-U.S. audit firms as described in more detail in the last paragraph of this section on “Audit Fees.”
      Audit Related Fees: The aggregate audit related fees billed by Ciulla, Smith & Dale, LLP for services rendered to the Company for 401(k) and pension plan audits and due diligence related to acquisitions were $122,000 for the fiscal year ended May 31, 2005.
      Tax Fees: The aggregate fees relating to tax compliance, advice and planning paid to Ernst & Young LLP were $902,000 for the fiscal year ending May 31, 2006. Additionally in that fiscal year, the Company retained Ciulla, Smith and Dale, LLP for federal, state and local tax return preparation services at a cost of $390,000. The increase in tax fees primarily relates to the Company’s realignment of its legal entity structure as a result of current year acquisitions and consultations regarding recently enacted tax law changes.
      All Other Fees: No other fees were billed by Ernst & Young LLP in fiscal year 2006. No other fees were billed by Ciulla, Smith & Dale, LLP in fiscal year 2005, except for insignificant fees billed by Ciulla, Smith & Dale, LLP in connection with the preparation of personal tax returns of certain of the Company’s officers.
      As part of the fiscal 2006 audit firm transition process whereby Ernst & Young LLP was engaged as the Company’s principal independent registered public accountant, several foreign audit firms (principally in Europe) continued as the statutory audit firms for the Company under previous multi-year engagement agreements. Essentially all such agreements terminated in fiscal 2006 and will not be renewed. In connection with these agreements, the Company paid aggregate audit and audit related fees of approximately $619,000 and fees for tax services of approximately $205,000. With respect to these foreign audit firm arrangements during fiscal 2005, in addition to the fees the Company paid to Ciulla, Smith & Dale, LLP, the Company paid aggregate fees of approximately $1,954,000, including approximately $966,000 for audit and audit related fees and $401,000 for tax services, to the other accounting firms.
PROPOSAL TWO
APPROVAL AND ADOPTION OF THE RPM INTERNATIONAL INC.
2007 RESTRICTED STOCK PLAN
      The stockholders will be asked at the Annual Meeting to vote on a proposal to approve the adoption of the RPM International Inc. 2007 Restricted Stock Plan (the “2007 Restricted Stock Plan” or, as used in this section, the “Plan”). The 2007 Restricted Stock Plan, which will become effective as of June 1, 2007, was approved and adopted by the Compensation Committee and the Board of Directors on July 12, 2006, and July 18, 2006, respectively, subject to stockholder approval. The following description of the 2007 Restricted Stock Plan is qualified in its entirety by reference to the actual terms and provisions of the 2007 Restricted Stock Plan, which is set forth as Appendix A to this Proxy Statement.
Purpose
      The purpose of the 2007 Restricted Stock Plan is to replace the RPM International Inc. 1997 Restricted Stock Plan, which by its terms expires on May 31, 2007, in order to continue to provide competitive incentives that enable the Company to attract, retain, motivate and reward employees who render services that benefit the Company, Subsidiaries or Allied Enterprises (as defined in the 2007 Restricted Stock Plan). The 2007 Restricted Stock Plan aligns the interests of stockholders and plan participants by awarding shares of Common Stock subject to certain vesting and forfeiture restrictions (the “Restricted Stock”), thereby providing additional incentive for the participants to remain employed by the Company and increase the value of the Company’s Common Stock. Because the Company will be able to take a tax deduction for the value of the Restricted Stock awarded under the 2007 Restricted Stock Plan upon the vesting of such shares, the Company will also benefit from increases in the value of the Company’s Common Stock. Restricted Stock granted under the 2007 Restricted Stock Plan will directly reduce dollar-for-dollar and replace the cash amount of supplemental retirement restoration benefits and supplemental death restoration benefits owed to participants under the Company’s 1991 Benefit Restoration Plan, which was frozen in 1997.
Administration
      The 2007 Restricted Stock Plan is administered by the Compensation Committee, unless otherwise specified by the Board of Directors. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and an “independent” director under the rules of the New York Stock Exchange. Subject to the terms and conditions of the Plan, the Compensation Committee has full and final authority in its absolute discretion to interpret, administer and implement the Plan, and to adopt such rules and regulations as it may deem necessary for proper administration of the Plan. The Compensation Committee has full authority to make all decisions and determinations under the Plan, including, without limitation, the authority and discretion to: (i) determine the persons who are eligible to receive Restricted Stock under the Plan; (ii) determine when Restricted Stock will be granted; (iii) determine the number of Restricted Stock to be granted; (iv) determine the terms and conditions of each grant of Restricted Stock; (v) adjust the number of shares of Restricted Stock to be granted upon a change in the Company’s capitalization; (vi) prescribe any legends to be affixed to the certificates representing the Restricted Stock; and (vii) correct defects or reconcile inconsistencies between the Plan and any award of Restricted Stock.
      Any decision made or action taken by the Compensation Committee in connection with the administration, interpretation and implementation of the Plan and its rules and regulations will be, to the extent permitted by law, conclusive and binding upon the participants and upon any person claiming under or through the participants. Neither the Compensation Committee nor any of its members is liable for any act taken by the Compensation Committee pursuant to the Plan, except for gross or willful misconduct in the performance of their duties under the terms and conditions of the Plan.
Securities Issued Under the 2007 Restricted Stock Plan
      Under the 2007 Restricted Stock Plan, the Company may award authorized but unissued shares of Common Stock, or shares of Common Stock held in treasury. The maximum aggregate number of shares of Common Stock to be issued under the Plan shall not exceed 1,000,000, except that in the event of share splits or combinations, recapitalization or reorganizations, or shares dividends, the Compensation Committee may make an appropriate adjustment in the shares of Common Stock subject to the Plan. The 1997 Restricted Stock Plan expires on May 31, 2007, and, unless additional shares of Common Stock are issued under the 1997 Restricted Stock Plan prior to its expiration, will have 627,884 shares still available for issuance. As a result, the net number of additional shares to be covered by the proposed Plan is effectively 372,116.

Eligibility
      The Compensation Committee will, from time to time, determine those employees of the Company and its subsidiaries who are eligible to receive awards of Restricted Stock. Only employees of the Company, a subsidiary or a business in which the Company or a subsidiary has an equity interest, including employee Directors, are eligible to receive awards under the 2007 Restricted Stock Plan. It is anticipated that approximately 20 key employees will be eligible to receive Restricted Stock under the Plan.
Participation and Grants of Restricted Stock
      The shares of Restricted Stock granted to eligible employees are shares of Common Stock of the Company which are forfeitable and nontransferable for a specified period of time. Except as otherwise set forth in an agreement providing for an award of Restricted Stock, the transfer restrictions remain in place until the earliest of (a) the later of either the employee’s termination of employment or the lapse of forfeiture restrictions, (b) a “change in control” with respect to the Company, as such is defined in the Plan, (c) termination of the 2007 Restricted Stock Plan, (d) termination of employment by reason of death, or (e) termination of employment by reason of total disability. Except as provided in an agreement providing for an award of restricted stock, the Restricted Stock is subject to complete forfeiture until the earliest to occur of (a) the later of either the employee’s attainment of age 55 or the fifth anniversary of the May 31st immediately preceding the date on which the Restricted Stock was granted, (b) the retirement of the employee on or after the attainment of age 65, (c) a “change in control” with respect to the Company, as such is defined in the Plan, (d) termination of the 2007 Restricted Stock Plan, (e) termination of employment on account of death, or (e) termination of employment on account of total disability. All Restricted Stock will automatically become fully vested and free of restrictions upon the occurrence of a “change in control” with respect to the Company, as such is defined in the Plan and conclusively determined by the Compensation Committee. Awards of Restricted Stock which expire or are terminated, cancelled or forfeited will be available for subsequent awards made under the Plan.
Stockholder Rights
      During the period in which the Restricted Stock is subject to forfeiture, the participant holding the Restricted Stock shall have all rights of a stockholder of the Company, including dividend and voting rights. The right to receive dividends will cease and be forfeited at such time, if any, as the Restricted Stock to which the dividends relate are forfeited.
Amendment and Termination
      Subject to applicable stockholder approval requirements, the 2007 Restricted Stock Plan may be amended or terminated for any reason and at any time by the Board of Directors; provided that any amendment or termination which would materially and adversely affect awards of Restricted Stock granted prior to the date of amendment or termination must be approved by the holder of the Restricted Stock. Unless stockholder approval is obtained, no amendment shall increase the aggregate number of shares that may be issued under the Plan.
Federal Tax Consequences
      Unless the participant files an election pursuant to Section 83(b) of the Code, there will be no tax consequences as a result of the grant of Restricted Stock until the Restricted Stock is no longer subject to forfeiture. Generally, when the forfeiture restrictions expire, the holder will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the fair market value of the shares of Common Stock at that time. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares of Common Stock are held prior to disposition of such shares. In the event that the participant files an 83(b) election with respect to an award of Restricted Stock, the participant will recognize ordinary income on the value of the stock at the time of the grant. When the forfeiture restrictions expire, the holder will realize a capital gain or loss on the change in value of the stock from the time of grant until the lapse of the restrictions on forfeiture. Under the terms of the award of Restricted Stock, a participant may be required to make or refrain from making an 83(b) election.
      The Company will withhold the minimum amount of taxes that it is required either by law or the terms of the Plan to withhold in connection with any recognition of income under the 2007 Restricted Stock Plan. In the event that a taxable event occurs on or after the date that the forfeiture restrictions have lapsed, the Company will sell the fewest number of shares necessary to satisfy the participant’s minimum withholding tax obligations.
      The Plan is designed to meet requirements for exemptions from coverage under Section 409A of the Code governing nonqualified deferred compensation. Subject to the restrictions on amendment and termination set forth above, the Company is expressly authorized to take such actions as may be necessary, including prospective or retroactive amendment of the Plan, to avoid adverse tax consequences thereunder.
Recommendation of the Board
      The Board of Directors recommends a vote FOR the adoption of the RPM International Inc. 2007 Restricted Stock Plan.
      The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon present in person or by proxy at the Annual Meeting is required for the adoption of the 2007 Restricted Stock Plan. Thus, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.
PROPOSAL THREE
APPROVAL AND ADOPTION OF THE RPM INTERNATIONAL INC.
2007 INCENTIVE COMPENSATION PLAN
      The stockholders will be asked at the Annual Meeting to vote on a proposal to approve the adoption of the RPM International Inc. 2007 Incentive Compensation Plan (the “2007 Incentive Plan” or, as used in this section, the “Plan”). The following description of the 2007 Incentive Plan is qualified in its entirety by reference to the actual terms and provisions of the Plan, which is set forth as Appendix B to this Proxy Statement.
Purpose
      The 2007 Incentive Plan was adopted, effective as of June 1, 2007, by the Compensation Committee and the Board of Directors on July 12, 2006, and July 18, 2006, respectively, subject to stockholder approval. The Plan provides for the granting of annual cash bonus awards (the “Awards”) to those employees of the Company who in any respective fiscal year are the Chief Executive Officer, the other four most highly compensated officers of the Company, or any other executive employee who the Compensation Committee deems to be eligible to participate in the Plan (the “Executive Officers”). Subject to stockholder approval, the Plan will replace the 1995 Incentive Compensation Plan as the primary annual cash bonus program for the Company’s Executive Officers beginning with fiscal 2008. (The 1995 Incentive Compensation Plan will still be in effect for the current fiscal year ending May 31, 2007.) The 2007 Incentive Plan is intended to promote the interests of the Company and its stockholders by continuing to attract, retain, motivate and reward Executive Officers by providing incentives, in the form of payments, for superior performance. Payments made under the 2007 Incentive Plan are intended to constitute qualified “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), assuring that the Company will continue to be able to deduct cash bonuses paid to the Executive Officers.
      Unlike the 1995 Incentive Compensation Plan which provided a fixed formula for calculating Awards, the 2007 Incentive Plan provides a number of performance criteria from which the Compensation Committee can choose to establish performance objectives for the participants on an annual basis. Therefore, the 2007 Incentive Plan affords the Compensation Committee greater flexibility in establishing performance goals for the Executive Officers. Accordingly, the Board of Directors and management believe that approval of the Incentive Plan is in the best interests of the Company and recommend that stockholders vote in favor of the proposal.
Administration of the Incentive Plan
      The Plan will be administered by the Compensation Committee, unless otherwise specified by the Board of Directors. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and an “independent” director under the rules of the New York Stock Exchange. Subject to the terms and conditions of the Plan, the Compensation Committee has full and final authority in its absolute discretion to interpret, administer and implement the Plan, and to adopt such rules and regulations as it may deem necessary for proper administration of the Plan. The Compensation Committee has full authority to make all decisions and determinations under the Plan, including, without limitation, the authority and discretion to: (i) determine the persons who are Executive Officers for purposes of participation in the Plan; (ii) determine when Awards will be granted; (iii) determine the amount of each Award; (iv) determine the terms and conditions, including the performance goals, for each Award; (v) certify whether the performance goals established for a fiscal year have been satisfied; and (vi) correct defects or reconcile inconsistencies between the Plan and any Award. The Compensation Committee has the authority to establish and administer performance goals and to certify that such goals are attained.
      Any decision made or action taken by the Compensation Committee in connection with the administration, interpretation and implementation of the 2007 Incentive Plan and its rules and regulations will be, to the extent permitted by law, conclusive and binding upon the Executive Officers and upon any person claiming under or through the Executive Officers. Neither the Compensation Committee nor any of its members is liable for any act taken by the Compensation Committee pursuant to the 2007 Incentive Plan, except for gross or willful misconduct in the performance of their duties under the Plan.
Eligibility
      The Company’s Chief Executive Officer, the four highest compensated officers, and any other executive employee of the Company who in the Committee’s judgment could, in the absence of the Plan, be paid compensation, the deductibility of which to the Company may be limited by Section 162(m) of the Code may become eligible for Awards under the 2007 Incentive Plan.
Performance Goals
      Under the 2007 Incentive Plan, during the first ninety days of each fiscal year, the Compensation Committee will establish the performance goals applicable to each participant and the levels of performance at which an Award will be earned. The Compensation Committee may use performance objectives based on one or more measures. Specific performance goals may be based on earnings, earnings per share, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity, cash flow or other measures substantially similar to those listed above. The Compensation Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on the achievement of targeted results on specified consolidated Company, consolidated group, business unit or divisional levels. The performance goals may be adjusted by the Compensation Committee to exclude (i) asset gains or losses, (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary, unusual, non-recurring or non-cash items that occurred during the fiscal year; provided that the foregoing adjustments are consistent with Section 162(m) of the Code.
      The Compensation Committee may reduce or eliminate an Executive Officer’s Bonus Award, at the Compensation Committee’s sole discretion. The total of all payments to any one Executive Officer under the Plan in any fiscal year shall not exceed $1,500,000.
Amendment and Termination
      Subject to applicable stockholder approval requirements, the 2007 Incentive Plan may be amended or terminated for any reason and at any time by the Board of Directors; provided that any amendment or termination which would materially and adversely affect Awards granted prior to the date of amendment or termination must be approved by the holder(s) of the Awards.
Income Tax Treatment
      The Executive Officer will recognize ordinary compensation income equal to the amount of the payment of an Award received. Subject to applicable provisions of the Code and regulations thereunder, the Company will generally be entitled to a federal income tax deduction in respect of an Award for the fiscal year in which ordinary compensation income is recognized by the Executive Officer. Any compensation includable in the gross income of an Executive Officer with respect to an Award payout will be subject to appropriate withholding for federal income and employment taxes. The Company will withhold any taxes that it is required either by law or the terms of the Plan to withhold in connection with any payments made or income recognized under the Plan.
      Payments under the Plan, pursuant to the terms herein described, are intended to satisfy the requirements of Section 162(m) of the Code as “performance-based” compensation and therefore be fully tax deductible to the Company.
      The Plan is designed to meet requirements for exemptions from coverage under Section 409A of the Code governing nonqualified deferred compensation. The Company is expressly authorized to take such actions as may be necessary, including prospective or retroactive amendment of the Plan, to avoid adverse tax consequences thereunder.
Recommendation of the Board
      The Board of Directors recommends a vote FOR the adoption of the RPM International Inc. 2007 Incentive Compensation Plan.
      The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote thereon present in person or by proxy at the Annual Meeting is required for the adoption of the 2007 Incentive Plan. Thus, stockholders who vote to abstain will in effect be voting against the proposal. Broker non-votes, however, are not counted as present for determining whether this proposal has been approved and have no effect on its outcome.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      Any stockholder proposal intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company’s Secretary at its principal executive offices not later than April 26, 2007 for inclusion in the Board of Directors’ Proxy Statement and form of Proxy relating to that meeting. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal and the number of shares of Common Stock owned. If the proponent is not a stockholder of record, proof of beneficial ownership also should be submitted. All proposals must be a proper subject for action and comply with the Proxy Rules of the Securities and Exchange Commission.
      The Company may use its discretion in voting Proxies with respect to stockholder proposals not included in the Proxy Statement for the fiscal year ended May 31, 2007, unless the Company receives notice of such proposals prior to July 10, 2007.
OTHER MATTERS
      The Board of Directors of the Company is not aware of any matter to come before the meeting other than those mentioned in the accompanying Notice. However, if other matters shall properly come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment on such matters.
      Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Company will mail, at no charge to the stockholder, a copy of the Company’s Annual Report on Form 10-K, including the financial statements and schedules required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company’s most recent fiscal year. Requests from beneficial owners of the Company’s voting securities must set forth a good-faith representation that as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such Annual Meeting. Written requests for the Annual Report on Form 10-K should be directed to:

P. Kelly Tompkins, Secretary
RPM International Inc.
P.O. Box 777
Medina, Ohio 44258
      You are urged to sign and return your Proxy promptly in order to make certain your shares will be voted at the Annual Meeting. For your convenience a return envelope is enclosed requiring no additional postage if mailed in the United States.
      By Order of the Board of Directors.

P. Kelly Tompkins
Secretary
August 24, 2006

Appendix A
RPM INTERNATIONAL INC.
2007 RESTRICTED STOCK PLAN
(As Adopted Effective June 1, 2007)
1. Name and Purpose. The name of this Plan is the RPM International Inc. 2007 Restricted Stock Plan. The Plan is intended to replace the expiring 1997 Restricted Stock Plan in order to continue: (a) to provide competitive incentives that will enable the Company to attract, retain, motivate and reward employees who render services that benefit the Company, Subsidiaries or Allied Enterprises, and (b) to align the interests of such employees with the interests of the Company’s stockholders generally.
2. Eligibility. Individuals who are Employees of the Company, a Subsidiary or an Allied Enterprise may become eligible for Awards under this Plan.
3. Definitions. As used in this Plan, the following terms shall be defined as follows:
      (a) Allied Enterprise. “Allied Enterprise” means a business enterprise, other than the Company or a Subsidiary, in which the Company or a Subsidiary has an equity interest.
      (b) Award. “Award” means any award of Restricted Stock which is granted pursuant to the terms of Section 4.
      (c) Award Agreement. “Award Agreement” has the meaning set forth in Section 4(c).
      (d) Beneficiary. “Beneficiary” means a person or entity designated in writing by a Participant on such forms and in accordance with such terms and conditions as the Committee may prescribe, to whom such Participant’s rights under the Plan shall pass in the event of the death of the Participant. If the person or entity so designated is not living or in existence at the time of the death of the Participant, or if no such person or entity has been so designated, the “Beneficiary” shall mean the person or persons in the first of the following classes in which there are any survivors of the Participant: (i) his or her spouse at the time of death, (ii) his or her issue per stirpes, (iii) his or her parents, and (iv) the executor or administrator of his or her estate.
      (e) Board. “Board” means the Board of Directors of the Company.
      (f) Change in Control. “Change in Control” means the occurrence at any time of any of the following events:
           (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person or entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of the Voting Stock immediately prior to such transaction;
           (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of the Voting Stock immediately prior to such sale or transfer;
           (iii) There is a report filed on Schedule 13D or Schedule TO (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule l3d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the Voting Power;

           (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction;
           (v) If during any period of two consecutive years, individuals, who at the beginning of any such period, constitute members of the Board cease for any reason to constitute at least a majority thereof, unless the nomination for election by the Company’s stockholders of each new member of the Board was approved by a vote of at least two-thirds of the members of the Board then in office who were members of the Board at the beginning of any such period; or
           (vi) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing provisions of paragraphs (iii) and (iv) of this definition, a “Change in Control” shall not be deemed to have occurred for purposes of this Agreement:

(1) solely because the Company, a Subsidiary, or any Company-sponsored employee stock ownership plan or other employee benefit plan of the Company or any Subsidiary, or any entity holding shares of Voting Stock for or pursuant to the terms of any such plan, either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule TO, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership,

(2) solely because any other person or entity either files or becomes obligated to file a report on Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, but only if both (A) the transaction giving rise to such filing or obligation is approved in advance of consummation thereof by the Board, and (B) at least a majority of the Voting Power immediately after such transaction is held in the aggregate by the holders of Voting Stock immediately prior to such transaction, or

(3) solely because of a change in control of any Subsidiary.
      As used in this definition of “Change in Control” the term:

(A)	“Voting Power” means, at any time, the total votes relating to the then-outstanding securities entitled to vote generally in the election of the Board.

(B)	“Voting Stock” means, at any time, the then-outstanding securities entitled to vote generally in the election of the Board.
      (g) Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and related Treasury Department regulations and pronouncements. References to a particular section of the Code shall include references to any related Treasury Department regulations and pronouncements and to each of their successors.
      (h) Committee. “Committee” means the Compensation Committee of the Board, or the successor of such Committee, which satisfies the requirements of Section 8(a) hereof.
      (i) Company. “Company” means RPM International Inc., a Delaware corporation, and any corporation or entity that is a successor to RPM International Inc. or substantially all of the assets of RPM International Inc., that assumes the obligations of RPM International Inc. under this Plan by operation of law or otherwise.

      (j) Deferred Compensation Plan. “Deferred Compensation Plan” means the RPM International Inc. Deferred Compensation Plan and any related trust, each as amended from time to time, and any similar deferred compensation plan of the Company and any related trust.
      (k) Effective Date. “Effective Date” means the effective date of this Plan, as provided in Section 7.
      (l) Employee. “Employee” means any person who is a common-law employee of the Company, a Subsidiary or an Allied Enterprise on a full-time or part-time basis.
      (m) Exchange Act. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
      (n) Fair Market Value. “Fair Market Value” means, as of any given date, with respect to any Awards granted hereunder, (i) the closing sale price of a Share on such date on the principal securities exchange on which the Company’s equity securities are listed or traded, (ii) the fair market value of a Share as determined in accordance with a method prescribed in the Award Agreement, or (iii) the fair market value of a Share as otherwise determined by the Committee in the good faith exercise of its discretion.
      (o) Participant. “Participant” means an Employee who has been granted an Award under this Plan and executed a plan agreement as required under Section 4(c).
      (p) Plan. “Plan” means this RPM International Inc. 2007 Restricted Stock Plan, as amended from time to time.
      (q) Plan Year. “Plan Year” means the period upon which the Plan shall be administered and operated. The “Plan Year” is the Company’s annual accounting period, which is presently the 12-month period ending on May 31. In the event that the Company changes its annual accounting period, the Plan Year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short Plan Years.
      (r) Minimum Withholding Tax Liability. “Minimum Withholding Tax Liability” has the meaning set forth in Section 10(d).
      (s) Restricted Stock. “Restricted Stock” means the Shares awarded under Section 4.
      (i) SEC Rule 16b-3. “SEC Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act and related pronouncements, as such rule or any successor rule may be in effect from time to time.
      (t) Shares. “Shares” means common shares, par value of $0.01, of the Company.
      (u) Subsidiary. “Subsidiary” means a corporation or other form of business association of which shares (or other ownership interests) having more than 50% of the voting power are owned or controlled, directly or indirectly, by the Company, but only during the period any such corporation or business association would be so defined.
      (v) Termination of Employment. “Termination of Employment” means the cessation of a Participant’s service as an Employee for any reason whatsoever, whether voluntary or involuntary, including by reason of retirement, death, or disability.
      (w) Total Disability. “Total Disability” means a determination of disability under any long-term disability plan sponsored by the Company, Subsidiary or Allied Enterprise in which the Participant participates.
4. Awards of Restricted Stock.
      (a) Nature of Award. Restricted Stock Awards consist of Shares which are issued by the Company to a Participant at no cost or at a purchase price determined by the Committee but which are subject to forfeiture and/ or restrictions on their sale or other transfer by the Participant.

      (b) Eligible Employees. Subject to the terms and conditions of the Plan, the Committee may grant Awards of Restricted Stock to Employees at any time and from time to time, in such amounts and with such terms and conditions as the Committee shall determine. No member of the Board, unless he or she is also an Employee, shall be eligible to receive Awards of Restricted Stock under the Plan.
      (c) Award Agreements. Awards are contingent on the Employee’s execution of an agreement in the form prescribed by the Committee and attached as Exhibit A (the “Award Agreement”). All Award Agreements shall incorporate the Plan by reference. The Committee may condition an Award upon an Employee’s execution and delivery of one or more stock powers in blank to the Company. Execution of an Award Agreement by the Employee shall constitute the Employee’s agreement to and acceptance of the terms and conditions of the Award as set forth in such Award Agreement and of the terms and conditions of the Plan applicable to such Award. Award Agreements may differ from time to time and from Employee to Employee. Upon the execution of an Award Agreement, the Employee shall become a Participant in the Plan.
      (d) Terms and Conditions of Restricted Stock Awards. Awards of Restricted Stock are subject to the following terms and conditions, which, except as otherwise provided herein, need not be the same for each Participant, and may contain such additional terms, conditions, restrictions and contingencies not inconsistent with the terms of this Plan and any operative employment or other agreement, as the Committee deems desirable:
           (i) Purchase Price. The Committee shall determine the price, if any, at which Restricted Stock is to be awarded to a Participant, which may vary from time to time and from Participant to Participant and which may be below the Fair Market Value of such Restricted Stock at the date of grant, including, without limitation, a price of zero.
           (ii) Restrictions. Restricted Stock awarded under this Plan will be subject to such terms, conditions and restrictions as the Committee may determine, which may include, without limitation, the following:

(1) Transfer Restrictions: a prohibition against the sale, transfer, pledge or other encumbrance of the Restricted Stock, and the terms upon which such prohibition shall lapse.

(2) Vesting Restrictions: a requirement that the Participant earn a vested right to the Shares, and the terms upon which the Participant shall earn such vested right.

(3) Forfeiture Restrictions: a requirement that the Participant will forfeit the Restricted Stock upon the occurrence of a stated event (e.g., Termination of Employment prior to vesting, Termination of Employment for cause, employment of the Participant by a competitor of the Company, or other forfeiture provisions).

(4) Legal Restrictions: restrictions arising under applicable laws, including the Securities Act of 1933, the rules and regulations of The New York Stock Exchange, state laws including “blue sky” laws, and restrictions as may be required to avoid the application of Section 409A of the Code thereto or to avoid adverse tax consequences under the Code or other taxing statutes and rules.
The Committee may at any time waive such restrictions or accelerate the date or dates on which the restrictions will lapse.
           (iii) Forfeiture of Shares. A Participant who fails to satisfy the terms, conditions or restrictions relating to the Restricted Stock prior to the lapse, satisfaction or waiver of such restrictions and conditions, as set forth in the Award Agreement, shall forfeit the Shares and transfer them back to the Company in exchange for a refund of any consideration paid by the Participant or of such other amount as may be specifically set forth in the Award Agreement.

           (iv) Implied Provisions. Except as otherwise provided in the Award Agreement, Restricted Stock Awards shall be subject to the following terms and conditions:

(1)	Vesting and Forfeiture. Restricted Stock Awards shall become nonforfeitable upon the earliest of the following to occur while the Participant remains an Employee:

(A)	the later of the attainment of age 55 or the fifth anniversary of the May 31 immediately preceding the date on which the Restricted Stock Award was granted,

(B)	Termination of Employment under terms constituting a retirement on or after the attainment of age 65,

(C)	a Change in Control,

(D)	termination of the Plan,

(E)	Termination of Employment on account of death, or

(F)	Termination of Employment on account of Total Disability.

A Participant’s Restricted Stock Awards shall be forfeited and returned to the Company in the event the Participant incurs a Termination of Employment prior to the date the Restricted Stock becomes vested and nonforfeitable under the preceding provisions.

(2)	Free of Restrictions and Transferable. Restricted Stock Awards shall become free of restrictions upon the earliest of the following to occur:

(A)	the later of Termination of Employment or the date the Restricted Stock becomes nonforfeitable,

(B)	a Change in Control prior to Termination of Employment,

(C)	termination of the Plan,

(D)	Termination of Employment on account of death, or

(E)	Termination of Employment on account of Total Disability.
           (v) Voting and Dividends. Except as otherwise provided in the Award Agreement, during any period in which Restricted Stock is subject to the terms, conditions or restrictions, the Participant holding such Restricted Stock shall have all the rights of a stockholder with respect to such Shares, including, without limitation, the right to vote such Shares and the right to receive any dividends paid with respect to such Shares. Any such dividend payment shall be made at the same time as the dividends are paid to holders of unrestricted Shares, and any right to receive such dividends shall cease and be forfeited at such time, if any, as the Restricted Stock to which the dividends relate is forfeited hereunder.
           (vi) Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the date of grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83(b) of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.
           (vii) Section 409A of the Code. The Restricted Stock Awards under this Plan, and all rights related thereto (including dividend rights) are intended to meet the requirements for exclusion from coverage under Section 409A of the Code dealing with nonqualified deferred compensation (including without limitation the exemptions thereunder for short-term deferrals and restricted property) and all Restricted Stock Awards will be construed and administered accordingly. Notwithstanding anything contained in this Plan or any Restricted Stock Awards to the contrary, after the adoption of final regulations under Code Section 409A, this Plan and any Restricted Stock Award may be unilaterally amended by the Company as it may determine, prospectively or retroactively, to better secure exemption of Restricted Stock Awards and rights related thereto from (or, if exemption is not reasonably available, to better comply with) the requirements of Code Section 409A (with, to the extent required by Section 12, the consent of the holder of any Restricted Stock Award, which consent shall not be unreasonably withheld).
5. Shares Available under the Plan.
      (a) Maximum Number of Shares. The maximum aggregate number of Shares reserved for grant or settlement of Awards under the Plan shall be 1,000,000 Shares, subject to adjustment as provided in Section 5(c).
      (b) Source of Shares. Shares which may be issued pursuant to Awards made under the Plan may be authorized but unissued Shares, or Shares held in the treasury, whether acquired by the Company specifically for use under this Plan or otherwise.
      (c) Adjustment Provisions.
           (i) Corporate Change. In the event of any merger, reorganization, consolidation, recapitalization, or similar transaction, or in the event of a stock dividend, stock split, or distribution to stockholders (other than normal cash dividends) or other change in corporate structure affecting the Shares, an equitable substitution or proportionate adjustment shall be made in (1) the aggregate maximum number of Shares reserved for issuance under the Plan, and (2) the kind, number and purchase price of Shares subject to outstanding Awards granted under the Plan, in each case, as may be determined by the Committee, in its sole discretion. Such other substitutions or adjustments shall be made as may be determined by the Committee, in its sole discretion. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Awards and payment in cash or other property therefor.
           (ii) Awards Terminated or Not Exercised. If any outstanding Award, or portion thereof, expires, or is terminated, cancelled or forfeited, the Shares that would otherwise be issuable with respect to the unexercised portion of such expired, terminated, cancelled or forfeited Award shall be available for subsequent Awards under this Plan.
6. Change in Control. Except as otherwise provided in the Award Agreement, immediately upon the occurrence of a Change in Control all Restricted Share Awards automatically become fully vested and free of restrictions. The Committee has the sole authority to determine whether a Change in Control has occurred. If the Committee shall determine that a Change in Control has occurred, it shall cause a certificate or certificates representing all Shares owned by the Participants which shall have become vested and free of restrictions to be delivered to the Participants in accordance with Section 9 as soon as practicable after the Change in Control.
7. Effective Date of Plan. The Plan shall become effective on June 1, 2007, subject to approval by the stockholders of the Company.
8. Administration of the Plan
      (a) Administration. Unless otherwise specified by the Board, the Plan shall be administered by the Compensation Committee of the Board. No person shall be appointed to or shall serve as a member of such Committee unless he or she is an “independent director” as defined in applicable rules or listing standards of the New York Stock Exchange and a “non-employee director” as defined in SEC Rule 16b-3. Unless the Board determines otherwise, such Committee shall also be comprised solely of “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3) or a successor thereto.
      (b) Duties and Rights of Committee. The Committee may establish such rules, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule so established. The Committee shall, subject to the provisions of the Plan, have sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority and discretion to: (i) determine the persons who are eligible to receive Awards under the Plan, (ii) determine when Awards shall be granted, (iii) determine the number of Shares to be made subject to each Award, (iv) determine the terms and conditions of each Award, (v) make any adjustments pursuant to Section 5(c), (vi) designate one or more persons or agents to carry out any or all of its administrative duties hereunder including, but not limited to, appointment of a designated representative (provided that none of the duties required to be performed by the Committee under SEC Rule 16b-3 may be delegated to any other person or agent), (vii) prescribe any legends to be affixed to certificates representing Shares granted or issued under the Plan, and (viii) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, an Award Agreement and any related documents. The Company shall furnish the Committee with such clerical and other assistance as is necessary for the performance of the Committee’s duties under this Plan. The Committee’s interpretation of the Plan, any Award Agreement, and any related documents, its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, subsidiaries, and all Participants, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.
      (c) Limitation of Liability. Members of the Board, members of the Committee, and Company employees who are their designees acting under this Plan, shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.
9. Delivery of Certificates.
      (a) Timing of Delivery. The Company is not required to issue or deliver any certificates for Shares issuable with respect to Awards under this Plan prior to the fulfillment of all of the following conditions, to the extent applicable:
           (i) payment in full for the Shares and for any minimum tax withholding;
           (ii) completion of any registration or other qualification of such Shares under any federal or state laws or under the rulings or regulations of the Securities and Exchange Commission or any other regulating body which the Committee in its discretion deems necessary or advisable;
           (iii) admission of such Shares to listing on The New York Stock Exchange or any stock exchange on which the Shares are listed;
           (iv) obtaining of any approval or other clearance from any Federal or state governmental agency which the Committee in its discretion determines to be necessary or advisable;
           (v) the Committee is fully satisfied that the issuance and delivery of Shares under this Plan is in compliance with applicable federal, state or local law, rule, regulation or ordinance or any rule or regulation of any other regulating body, for which the Committee may seek approval of counsel for the Company; and
           (vi) the person acquiring the Shares gives the Company any assurances the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.
      (b) Applicable Restrictions on Shares. Shares issued with respect to Awards may be subject to such stock transfer orders and other restrictions as the Committee may determine necessary or advisable under any applicable federal or state securities law, or the requirements of the New York Stock Exchange, or any other applicable Federal or state law, and shall bear any restrictive legends the Committee may deem appropriate.
      (c) Book Entry. In lieu of the issuance of stock certificates evidencing Shares, the Company may use a “book entry” system in which a computerized or manual entry is made in the records of the Company to evidence the issuance of such Shares. Such Company records shall, absent manifest error, be binding on all parties.
10. Satisfaction of Minimum Withholding Tax Liabilities.
      (a) In General. The Committee shall cause the Company to withhold the minimum amount of taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any recognition of income incident to this Plan. The Participant or other person in recognition of such income shall provide the Committee with such stock powers and additional information or documentation as may be necessary for the Committee to discharge its obligations under this Section.
      (b) Withholding from Share Distributions. In the event of a taxable event occurring with regard to Shares on or after the date that the Shares become nonforfeitable, the Committee shall cause the Company to sell the fewest number of such Shares for the proceeds of such sale to equal (or exceed by not more than that actual sale price of a single Share) the Participant’s or other person’s Minimum Withholding Tax Liability resulting from such recognition of income. The Committee shall withhold the proceeds of such sale for purposes of satisfying such tax liability. If a distribution or other event does not result in any withholding tax liability as a result of the Participant’s election to be taxed at an earlier date or for any other reason, the Company shall not be required to sell any Shares.
      (c) Delivery of Stock Certificates. Subject to the provisions of Section 9, as promptly as practicable following the sale of a portion of the Participant’s Shares in accordance with Section 10(b), the Committee shall cause stock certificates for all Shares which have been held in escrow or by the Company to be issued to the Participant, with any legend making reference to the various restrictions imposed hereunder removed.
      (d) Delivery of Withholding Proceeds. The Committee shall cause the Company to deliver withholding proceeds to the Internal Revenue Service and/or other taxing authority in satisfaction of a Participant’s or other recipient’s tax liability arising from a recognition of income incident to this Plan.
      (e) Minimum Withholding Tax Liability. A person’s “Minimum Withholding Tax Liability” is the product of: (i) the aggregate minimum applicable federal and applicable state and local income withholding tax rates on the date of a recognition of income incident to the Plan; and (ii) the Fair Market Value of the Shares recognized as income to the Participant or other person determined as of the date of recognition of income, or other taxable amount under applicable statutes.
11. General Provisions.
      (a) Relationship to Deferred Compensation Plan. This Plan does not provide deferred compensation, and as such does not provide for any deferral of income incident to a Restricted Stock Award. However, to the extent the Committee determines it to be consistent with Section 409A of the Code, and to the extent permitted under the Award Agreement, a Participant shall have the right, if any, as may be provided under the Deferred Compensation Plan to defer the recognition of income incident to a Restricted Stock Award. Any such election shall be made in accordance with the terms of the Deferred Compensation Plan (including provisions regarding the time and form of such deferral election) and such procedures as may be established thereunder.
      (b) Non-Transferability of Awards. No Award shall be transferable by a Participant other than by will, by the laws of descent and distribution, to the Deferred Compensation Plan consistent with

Section 11(a), or to a Beneficiary in accordance with the Plan’s terms. Notwithstanding any provision of the Plan to the contrary, the Committee may permit a Participant to transfer any Award during the Participant’s lifetime to such other persons and such entities and on such terms and subject to such conditions as the Committee may provide in the relevant Award Agreement.
      (c) No Right to Continued Employment. Nothing in this Plan or any Award Agreement shall confer upon any person any right to continue in the employment of the Company, a Subsidiary or an Allied Enterprise, or affect the right of the Company, a Subsidiary or any Allied Enterprise to terminate the employment of any person at any time with or without cause.
      (d) Limitation on Rights Relating to Shares Subject to Awards. No person (individually or as a member of a group) and no Beneficiary or other person claiming under or through him or her, shall have any right, title or interest in or to any Shares other than such Shares as have been issued to him or her. The Committee may provide for the transfer of Shares to a trust (which may but need not be a grantor trust), escrow arrangement or other legal entity for the purpose of satisfying the Company’s obligations under this Plan. Except as may otherwise be required by applicable law, such shares shall be considered authorized and issued shares with full dividend and voting rights.
      (e) Compliance with Foreign Laws Governing Stock Incentives. If the laws of a foreign country in which the Company, a Subsidiary or any Allied Enterprise has Employees prescribe certain requirements for stock incentives to qualify for advantageous tax treatment under the laws of that country, the Board may restate this Plan for the purpose of qualifying the restated plan and Awards granted thereunder under such laws or otherwise administer this Plan in compliance with such laws; provided, however, that: (i) the terms and conditions of an Award granted under such restated plan may not be more favorable to the recipient than would be permitted if such Award had been granted under the Plan as herein set forth, (ii) all Shares allocated to or utilized for the purposes of such restated plan shall be subject to the limitations of Section 5, and (iii) the provisions of the restated plan cannot increase the Board’s discretion to amend or terminate such restated plan beyond that provided under this Plan.
      (f) No Effect on Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to Employees. A Participant may be granted an Award whether or not he is eligible to receive similar or dissimilar incentive compensation under any other plan, practice or arrangement.
      (g) Acceptance of Plan Terms and Plan Administration. By accepting benefits under the Plan, each Participant, Beneficiary or other person claiming under or through him or her, shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, all provisions of the Plan and any action or decision under the Plan by the Company, its agents and employees, and the Board and the Committee.
      (h) Governing Law; Waiver of Jury Trial. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place, the residence of any party to such action and any place where the action may be brought. An Employee’s acceptance of any Award shall constitute his irrevocable and unconditional waiver of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the Participant, the Company or any other party under or with respect to the Award or the Plan.

      (i) SEC Rule 16b-3 Compliance. This Plan is intended to comply with all applicable conditions of SEC Rule 16b-3. All transactions involving any Participant subject to Section 16(a) of the Exchange Act shall be subject to the conditions set forth in SEC Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan. Any provision of this Plan that is contrary to SEC Rule 16b-3 does not apply to such Participants.
      (j) Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.
      (k) Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.
      (l) Gender and Number. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.
12. Amendment and Termination. Subject to applicable stockholder approval requirements, the Plan may be amended by the Board at any time and in any respect. Unless stockholder approval is obtained, no amendment shall increase the aggregate number of shares which may be issued under the Plan. The Plan may also be terminated for any reason and at any time by the Board. Subject to applicable stockholder approval requirements, no amendment or termination of this Plan shall materially and adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

Appendix B
RPM INTERNATIONAL INC.
2007 INCENTIVE COMPENSATION PLAN
(As Adopted Effective June 1, 2007)
1. Name and Purpose. The name of this Plan is the RPM International Inc. 2007 Incentive Compensation Plan. The Plan is intended to replace the 1995 Incentive Compensation Plan in order to continue to attract, retain, motivate and reward Executive Officers of the Company by providing incentives for superior performance, and to provide such incentives in the form of payments intended to constitute qualified “performance based compensation” for purposes of Section 162(m) of the Code.
2. Eligibility. Individuals who are Executive Officers of the Company may become eligible for Awards under this Plan.
3. Definitions. Unless the context otherwise indicates, the following words used herein shall have the following meanings whenever used:
      “Award” means the payment earned by a Participant as determined in accordance with Section 5.
      “Board” means the Board of Directors of the Company.
      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and related Treasury Department regulations and pronouncements, and their successors.
      “Committee” means the Compensation Committee of the Board unless another committee is designated by the Board to administer the Plan; provided however, that in any event the Committee shall be comprised of two or more directors each of whom shall be an “independent director” as defined in applicable rules or listing standards of the New York Stock Exchange, a “non-employee director” as defined in SEC Rule 16b-3, and an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Code and Treasury Regulation Section 1.162-27(e)(3).
      “Company” means RPM International Inc., a Delaware corporation, and any corporation or entity that is a successor to RPM International Inc. or substantially all of the assets of RPM International Inc., that assumes the obligations of RPM International Inc. under this Plan by operation of law or otherwise.
      “Executive Officer” means the Company’s Chief Executive Officer, any employee (other than the Chief Executive Officer) of the Company who is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the four highest compensated officers for the taxable year, and any other designated executive employee of the Company that in the Committee’s judgment could, in the absence of the Plan, be paid compensation the deductibility of which, to the Company, could be limited by Section 162(m) of the Code.
      “Fiscal Year” means the fiscal year of the Company.
      “Participant” means an Executive Officer selected by the Committee for participation in the Plan under Section 4.
      “Performance-Based Compensation” means “remuneration payable solely on account of the attainment of one or more performance goals” as described in Section 162(m)(4)(C) of the Code.
      “Performance Goal(s)” has the meaning ascribed to such term in Section 5.
      “Plan” means this RPM International Inc. 2007 Incentive Compensation Plan, as amended from time to time.

4. Participation. The Committee in its complete and absolute discretion shall designate the Executive Officers as defined in Section 3, if any, who shall participate in the Plan. An Executive Officer shall be a Participant in the Plan for any period in which he or she is designated to participate.
5. Performance Goals.
      (a) Annual Establishment of Performance Goal(s). On or before the 90th day of each Fiscal Year (and in any event within the first 25% of any designated performance period), and while the outcome is substantially uncertain, the Committee shall establish in writing the Performance Goal(s) applicable to each Participant and shall establish the levels of performance at which an Award is to be earned in whole or in part with respect to the Performance Goal(s). Once established, the Committee may not modify the terms of a potential Award, except to the extent that after such modification the Award would continue to constitute Performance-Based Compensation.
      (b) Mid-Year Entry and Establishment of Performance Goals. In the event an Executive Officer commences employment (or an employee is promoted to a position so as to make the employee an Executive Officer) after the expiration of the applicable 90-day period described in Section 5(a), the Committee may, in its discretion, identify such individual as a Participant for a remaining portion of such Fiscal Year and modify the Performance Goal(s) in a manner that is reflective of the individual’s period of participation within such Fiscal Year, subject to the application of Code Section 162(m).
      (c) Nature of Performance Goal(s). The Performance Goal(s) shall be based on targeted levels of, targeted levels of return on, or targeted levels of growth for, any one or more of the following (or substantially similar) performance measures on a consolidated Company, consolidated group, business unit or divisional level, as the Committee may specify: earnings, earnings per share, capital adjusted pre-tax earnings (economic profit), net income, operating income, performance profit (operating income minus an allocated charge approximating the Company’s cost of capital, before or after tax), gross margin, revenue, working capital, total assets, net assets, stockholders’ equity, and cash flow.
      (d) Adjustment of Performance Goal(s). To the extent consistent with Section 162(m) of the Code, the Committee may appropriately adjust any Performance Goal(s) or performance evaluation under any Performance Goal(s) to exclude any of the following events that may occur during the Fiscal Year: (i) asset gains or losses; (ii) litigation, claims, judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary, unusual, non-recurring or non-cash items.
      (e) Limitations on Awards. No Award to a Participant for a Fiscal Year may exceed $1.5 million.
      (f) Discretion to Reduce Award. Notwithstanding any contrary provision of the Plan, the Committee reserves the right, in its complete and absolute discretion, to reduce the amount of any Award that would be payable to a Participant, including the elimination of the Award.
6. Payment of Awards.
      (a) Certification. As soon as practicable after the Company’s financial results for the Fiscal Year have been approved by the Board or the Audit Committee of the Board, the Committee shall certify in writing whether the Performance Goal(s) established for the Fiscal Year and other material terms of the Awards have been satisfied.
      (b) Payment of Award. Awards shall be paid following the Committee’s certification under Section 6(a) of the attainment of the Performance Goal(s). Subject to a valid election made by the Executive Officer to defer all or a portion of any Award in accordance with Section 10(a), the Awards shall be paid in cash as soon as administratively practicable following the Committee’s certification, and in any event no later than 90 days following the close of the Fiscal Year for which the Performance Goal(s) were satisfied.
      (c) Payment Conditioned on Deductibility. Awards under this Plan may be paid by the Company in any manner appropriate to secure the deductibility thereof for federal income tax purposes.
      (d) Withholding Taxes. The Committee shall cause the Company to withhold any taxes which it determines it is required by law or required by the terms of this Plan to withhold in connection with any payments or income recognized incident to this Plan.
7. Interpretation and Application of Plan.
      (a) Compliance with Section 162(m) of the Code. The Plan shall for all purposes be interpreted and construed in order to assure compliance with the provisions of Code Section 162(m). If any provision of this Plan would cause an Award not to constitute Performance-Based Compensation, that provision, insofar as it pertains to the affected Participant, shall be severed from, and shall be deemed not to be a part of this Plan, but the other provisions of the Plan shall remain in full force and effect.
      (b) Related Entities. Notwithstanding any provision of this Plan to the contrary, the Committee may designate an employee of a company related to the Company to be an Executive Officer under the Plan provided the relationship of the other company to the Company would result in both being part of an affiliated group of corporations for purposes of Section 162(m) of the Code.
      (c) Section 409A of the Code. Awards under this Plan are intended to meet the requirements for exclusion from coverage under Section 409A of the Code dealing with nonqualified deferred compensation (including without limitation the exemption thereunder for short-term deferrals) and this Plan and all Awards will be construed and administered accordingly. In addition, Awards under this Plan are intended to meet the requirements for performance-based compensation under Section 409A of the Code and this Plan and all Awards will be construed and administered accordingly. Notwithstanding anything contained in this Plan to the contrary, after the adoption of final regulations under Code Section 409A, this Plan may be unilaterally amended by the Company as it may determine, prospectively or retroactively, to better secure exemption of Awards hereunder from (or, if an exemption is not reasonably available for such Awards, to better comply with) the requirements of Code Section 409A and to more fully cause Awards under this Plan to satisfy the requirements for performance-based compensation under Section 409A of the Code.
8. Effective Date. Subject to the approval the Company’s stockholders, this Plan shall become effective for the Plan Year commencing June 1, 2007 and ending May 31, 2008, subject to the right of the Board to terminate the Plan at any time.
9. Administration. Unless otherwise specified by the Board, the Plan shall be administered by the Committee.
      (a) Authority. The Committee may establish such rules, not inconsistent with the provisions of the Plan, as it may deem necessary for the proper administration of the Plan, and may amend or revoke any rule so established. The Committee shall, subject to the provisions of the Plan, have sole and exclusive power and discretion to interpret, administer, implement and construe the Plan and full authority to make all determinations and decisions thereunder including, without limitation, the authority and discretion to: (i) determine the persons who are Executive Officers and select the Executive Officers who are to participate in the Plan, (ii) determine when Awards shall be granted, (iii) determine the amount of money to be made subject to each Award, (iv) determine the terms and conditions of each Award, including the Performance Goal(s), (v) make any adjustments pursuant to Section 5(c), (vi) designate one or more persons or agents to carry out any or all of its administrative duties hereunder (provided that none of the duties required to be performed by the Committee under SEC Rule 16b-3 may be delegated to any other person or agent), and (vii) correct any defect, supply any omission and reconcile any inconsistency in or between the Plan, an Award and related documents. The Company shall furnish the Committee with such clerical and other assistance as may be necessary for the performance of the Committee’s duties under this Plan. Without limiting the generality of the foregoing, the Committee shall have the authority to establish and administer Performance Goal(s) applicable to Awards, and the authority to certify that such Performance Goal(s) are attained, within the meaning of Treasury Regulation Section 1.162-27(c)(4).
      (b) Decisions Are Final And Binding. The Committee’s interpretation of the Plan, any plan agreement, related documents, its administration of the Plan, and all action taken by the Committee, shall be final, binding and conclusive on the Company, its stockholders, subsidiaries, affiliates, all Participants and Executive Officers, and upon their respective beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.
      (c) Limitation of Liability. Members of the Board, members of the Committee, and Company employees who are their designees acting under this Plan, shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross or willful misconduct in the performance of their duties hereunder.
10. Miscellaneous.
      (a) Relationship to Deferred Compensation Plan. This Plan does not provide deferred compensation, and as such does not provide for any deferral of Award income. However, to the extent the Committee determines it to be consistent with Section 409A of the Code, Participant shall have the right, if any, as may be provided under the Deferred Compensation Plan to defer income under an Award. Any such election shall be made in accordance with the terms of the Deferred Compensation Plan (including provisions regarding the time and form of such deferral election) and such procedures as may be established thereunder.
      (b) Non-Transferability. Awards are not transferable by a Participant other than by will, the laws of descent and distribution, or deferral pursuant to a valid election under Section 6(b).
      (c) No Right to Continued Employment. Nothing in this Plan shall confer upon any person any right to continue in the employment of the Company or affect the right of the Company to terminate the employment of any person at any time with or without cause.
      (d) No Effect on Other Plans. Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to Executive Officers. An Executive Officer may be granted an Award whether or not eligible to receive similar or dissimilar incentive compensation under any other plan, practice or arrangement.
      (e) Acceptance of Plan Terms and Administration. By accepting an Award or the right to an Award under the Plan, each Participant, beneficiary or other person claiming under or through him or her, shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, all provisions of the Plan and all Awards thereunder, and any action or decision under the Plan by the Company, its agents and employees, and the Board and the Committee.
      (f) Governing Law and Waiver of Jury Trial. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Delaware, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced, shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place, the residence of any party to such action and any place where the action may be brought. An employee’s acceptance of any Award shall constitute an irrevocable and unconditional waiver by the employee of the right to a jury trial in any action or proceeding concerning the Award, the Plan or any rights or obligations of the employee, the Company or any other party under or with respect to the Award or the Plan.
      (g) Successors. All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.
      (h) Severability. In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.
      (i) Unfunded Status. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
      (j) Gender and Number. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.
11. Amendment and Termination. Subject to applicable stockholder approval requirements, the Plan may be amended by the Board at any time and in any respect. The Plan may also be terminated for any reason and at any time by the Board. Subject to applicable stockholder approval requirements, no amendment or termination of this Plan shall materially and adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the holder of such Award.

RPM INTERNATIONAL INC.
C/O NATIONAL CITY BANK
P.O. BOX 92301
CLEVELAND, OHIO 44193-0900
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717
[BAR CODE HERE]
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to RPM International Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☑	RPMINA	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RPM INTERNATIONAL INC.
THE RPM BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE FOR THE FOLLOWING NOMINEES AND PROPOSALS.

VOTE ON DIRECTORS		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	ELECTION OF DIRECTORS
	(01) Bruce A. Carbonari	☐	☐	☐
(02) James A. Karman
(03) Donald K. Miller
(04) Joseph P. Viviano

VOTE ON PROPOSALS					FOR	AGAINST	ABSTAIN

2.	APPROVE AND ADOPT THE RPM INTERNATIONAL INC. 2007 RESTRICTED STOCK PLAN				☐	☐	☐

3.	APPROVE AND ADOPT THE RPM INTERNATIONAL INC. 2007 INCENTIVE COMPENSATION PLAN				☐	☐	☐
In their discretion, to act on any other matter or matters which may properly come before the meeting.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

For address changes and/or comments, please check this box and write them on the back where indicated		☐

HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.	YES ☐	NO ☐

CONSENT TO ELECTRONIC DELIVERY
By checking the box to the right, I consent to receive Proxy Statements and Annual Reports electronically via the Internet instead of in the mail. The Company will not distribute printed materials to me for future stockholder meetings unless I request them or revoke my consent and will notify me when and where its Proxy Statements and Annual Reports are available on the Internet.
	YES ☐	NO ☐

Please indicate if you plan to attend Annual Meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE HOLIDAY INN SELECT
STRONGSVILLE
15471 Royalton Road, Strongsville, OH
Phone: (440) 238-8800
FROM CLEVELAND AND POINTS NORTH (INCLUDING HOPKINS AIRPORT)
I-71 South to the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE OHIO TURNPIKE EAST AND WEST
Ohio Turnpike (I-80) to I-71 South (exit 161).
Exit at the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE EAST
I-480 West to I-71 South. Exit at the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE SOUTH
I-71 North to the Strongsville exit (#231).
Turn right at end of ramp and hotel is on the right hand side.
[STRONGSVILLE MAP]

RPM INTERNATIONAL INC.
ANNUAL MEETING OF STOCKHOLDERS — OCTOBER 5, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby (i) appoints FRANK C. SULLIVAN and P. KELLY TOMPKINS, and each of them, as Proxy holders, with full power of substitution, to appear and vote all of the shares of Common Stock of RPM International Inc., which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 5, 2006 at 2:00 P.M. Eastern Time, and at any adjournment or postponement thereof, hereby revoking any and all proxies heretofore given and (ii) authorizes and directs said Proxy holders to vote all of the shares of Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” THE APPROVAL AND ADOPTION OF THE RPM INTERNATIONAL INC. 2007 RESTRICTED STOCK PLAN, AND “FOR” THE APPROVAL AND ADOPTION OF THE RPM INTERNATIONAL INC. 2007 INCENTIVE COMPENSATION PLAN.
     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. The Proxies cannot vote the Common Stock unless you sign and return this Card.
ELECTRONIC ACCESS TO FUTURE DOCUMENTS AVAILABLE
     The Company has the option of providing its Proxy Statements and Annual Reports over the Internet. If you have not done so in prior years, you may give your consent to receive these documents via the Internet and we will advise you when these documents become available. Once you give your consent, it will remain in effect until you notify the Company in writing by mail that you wish to resume mail delivery of the Proxy Statements and Annual Reports. Even if you give your consent, you will have the right to request copies of these documents at any time by mail. You will be responsible for costs associated with Internet usage, such as telephone charges and access fees. To give your consent, if you have not done so in prior years, please check the appropriate box located at the bottom of the reverse side of this card.

ADDRESS CHANGES/COMMENTS:

(IF YOU NOTED ANY ADDRESS CHANGES/COMMENTS ABOVE,
PLEASE MARK CORRESPONDING BOX ON THE REVERSE SIDE.)
PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

RPM INTERNATIONAL INC.
C/O NATIONAL CITY BANK
P.O. BOX 92301
CLEVELAND, OHIO 44193-0900
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

[BAR CODE HERE]
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to RPM International Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☑	RPMINB	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RPM INTERNATIONAL INC.
     THE RPM BOARD OF DIRECTORS RECOMMENDS THAT
     YOU VOTE FOR THE FOLLOWING NOMINEES AND PROPOSALS.

VOTE ON DIRECTORS		FOR	WITHHOLD	FOR ALL	To withhold authority to vote, mark "For All Except"
		ALL	ALL	EXCEPT	and write the nominee's number on the line below.
1.	ELECTION OF DIRECTORS
	(01) Bruce A. Carbonari	☐	☐	☐

(02) James A. Karman
(03) Donald K. Miller
(04) Joseph P. Viviano

VOTE ON PROPOSALS		FOR	AGAINST	ABSTAIN

2.	APPROVE AND ADOPT THE RPM INTERNATIONAL INC. 2007 RESTRICTED STOCK PLAN	☐	☐	☐

3.	APPROVE AND ADOPT THE RPM INTERNATIONAL INC. 2007 INCENTIVE COMPENSATION PLAN	☐	☐	☐

In their discretion, to act on any other matter or matters which may properly come before the meeting.
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

	YES	NO

Please indicate if you plan to attend Annual Meeting	☐	☐

HOUSEHOLDING ELECTION — Please indicate if you consent to receive certain future investor communications in a single package per household.	YES ☐	NO ☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE HOLIDAY INN SELECT
STRONGSVILLE
15471 Royalton Road, Strongsville, OH
Phone: (440) 238-8800
FROM CLEVELAND AND POINTS NORTH (INCLUDING HOPKINS AIRPORT)
I-71 South to the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE OHIO TURNPIKE EAST AND WEST
Ohio Turnpike (I-80) to I-71 South (exit 161).
Exit at the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE EAST
I-480 West to I-71 South. Exit at the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE SOUTH
I-71 North to the Strongsville exit (#231).
Turn right at end of ramp and hotel is on the right hand side.
[STRONGSVILLE MAP]

RPM INTERNATIONAL INC.
401(k) TRUST AND PLAN
TO: WACHOVIA BANK, N.A.
     The undersigned hereby directs Wachovia Bank, N.A., RPM International Inc. 401(k) Trust and Plan Trustee, to vote shares of Common Stock held for the undersigned’s 401(k) Plan account at the Annual Meeting of the Stockholders of the Company to be held at the Holiday Inn Select, located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 5, 2006 at 2:00 P.M. Eastern Time, and at any adjournment or postponement thereof, WITH THE UNDERSTANDING THAT IF A SIGNED DIRECTION CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” THE APPROVAL AND ADOPTION OF THE RPM INTERNATIONAL INC. 2007 RESTRICTED STOCK PLAN, AND “FOR” THE APPROVAL AND ADOPTION OF THE RPM INTERNATIONAL INC. 2007 INCENTIVE COMPENSATION PLAN.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE.
PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

RPM INTERNATIONAL INC.
C/O NATIONAL CITY BANK
P.O. BOX 92301
CLEVELAND, OHIO 44193-0900
AUTO DATA PROCESSING
INVESTOR COMM SERVICES
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717
[BAR CODE HERE]
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the Instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to RPM International Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☑	RPMINC	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
RPM INTERNATIONAL INC.
THE RPM BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE FOR THE FOLLOWING NOMINEES AND PROPOSALS.

VOTE ON DIRECTORS		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	ELECTION OF DIRECTORS
	(01) Bruce A. Carbonari	☐	☐	☐
(02) James A. Karman
(03) Donald K. Miller
(04) Joseph P. Viviano

VOTE ON PROPOSALS					FOR	AGAINST	ABSTAIN

2.	APPROVE AND ADOPT THE RPM INTERNATIONAL INC. 2007 RESTRICTED STOCK PLAN				☐	☐	☐

3.	APPROVE AND ADOPT THE RPM INTERNATIONAL INC. 2007 INCENTIVE COMPENSATION PLAN				☐	☐	☐
In their discretion, to act on any other matter or matters which may properly come before the meeting.

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

	YES	NO
Please indicate if you plan to attend Annual Meeting	☐	☐

HOUSEHOLDING ELECTION — Please indicate if you	YES	NO
consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

DIRECTIONS TO THE HOLIDAY INN SELECT
STRONGSVILLE
15471 Royalton Road, Strongsville, OH
Phone: (440) 238-8800
FROM CLEVELAND AND POINTS NORTH (INCLUDING HOPKINS AIRPORT)
I-71 South to the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE OHIO TURNPIKE EAST AND WEST
Ohio Turnpike (I-80) to I-71 South (exit 161).
Exit at the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE EAST
I-480 West to I-71 South. Exit at the North Royalton exit (#231A).
Cross over bridge and the hotel is on the right hand side.
FROM THE SOUTH
I-71 North to the Strongsville exit (#231).
Turn right at end of ramp and hotel is on the right hand side.
[STRONGSVILLE MAP]

RPM INTERNATIONAL INC.
UNION 401(k) TRUST AND PLAN
TO: WACHOVIA BANK, N.A.
     The undersigned hereby directs Wachovia Bank, N.A., RPM International Inc. Union 401(k) Trust and Plan Trustee, to vote shares of Common Stock held for the undersigned’s 401(k) Plan account at the Annual Meeting of the Stockholders of the Company to be held at the Holiday Inn Select, located at Interstate 71 and Route 82 East, Strongsville, Ohio, on Thursday, October 5, 2006 at 2:00 P.M. Eastern Time, and at any adjournment or postponement thereof, WITH THE UNDERSTANDING THAT IF A SIGNED DIRECTION CARD IS RETURNED WITH NO DIRECTIONS GIVEN ON THE REVERSE SIDE, SAID SHARES OF COMMON STOCK WILL BE VOTED “FOR” THE ELECTION OF THE FOUR DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, “FOR” THE APPROVAL AND ADOPTION OF THE RPM INTERNATIONAL INC. 2007 RESTRICTED STOCK PLAN, AND “FOR” THE APPROVAL AND ADOPTION OF THE RPM INTERNATIONAL INC. 2007 INCENTIVE COMPENSATION PLAN.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES,
SEE REVERSE SIDE.
PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.